Filed Pursuant to Rule 424(b)(2)

Registration No. 333-219658

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Class A common stock, $0.01 par value per share	142,924,814	—	—	—

(1)	Includes (i) up to 141,844,339 shares of Class A common stock issuable in exchange for operating partnership units that may be tendered for redemption from time to time by one or more of the limited partners of Empire State Realty OP, L.P. pursuant to their contractual rights and (ii) up to 1,080,475 shares of Class A common stock issuable upon conversion of shares of our Class B common stock, par value $0.01 per share, pursuant to the terms of our articles of incorporation.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include 142,924,814 shares of common stock previously registered but which remain unsold, pursuant to the registrant’s prior registration statement on Form S-3 (File No. 333-199199) filed with the Securities and Exchange Commission (“SEC”) on October 7, 2014, and the prospectus supplement to the prior registration statement filed with the SEC on October 7, 2014, which is being superseded and replaced by this filing. The registration fee of $291,684.07 previously paid with respect to such unsold securities will continue to be applied to such unsold securities, and, as a result, no additional fee is paid hereby with respect to the securities offered hereunder.

Prospectus Supplement

(To Prospectus dated August 3, 2017)

142,924,814 Shares

Class A Common Stock

This prospectus supplement relates to the possible issuance by us of up to 142,924,814 shares of our Class A common stock, par value $0.01 per share, (i) in exchange for operating partnership units, or OP units, tendered for redemption by one or more of the limited partners of our operating partnership pursuant to their contractual rights, or (ii) upon conversion of shares of our Class B common stock, par value $0.01 per share, pursuant to the terms of our articles of incorporation.

The registration of the shares of Class A common stock covered by this prospectus supplement does not necessarily mean that any of the holders of OP units or shares of Class B common stock will tender their OP units for redemption and/or exercise their right to convert their Class B common stock, as applicable, or that upon any tender for redemption of OP units, we will elect to redeem some or all of the OP units by issuing some or all of the shares of Class A common stock instead of paying the applicable redemption price in cash.

We will receive no cash proceeds from any issuance of the shares of Class A common stock covered by this prospectus supplement, but we have agreed to pay certain registration expenses relating to these shares. See “Plan of Distribution.”

Shares of our Class A common stock are subject to ownership limitations that are intended to, among other purposes, assist us in qualifying and maintaining our qualification as a real estate investment trust for U.S. federal income tax purposes. Our charter contains certain restrictions relating to the ownership and transfer of our common stock, including, subject to certain exceptions, a 9.8% ownership limit for all stockholders. See “Description of Common Stock of Empire State Realty Trust, Inc.—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Our Class A common stock trades on the New York Stock Exchange, or NYSE, under the symbol “ESRT”. On August 2, 2017, the last reported sale price of our Class A common stock on the NYSE was $21.03 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-4 as well as the risk factors contained in documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 3, 2017.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” we authorize to be delivered to you. We have not, and the Stockholder has not, authorized anyone to provide information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any such “free writing prospectus.” If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any authorized “free writing prospectus” are not an offer to sell or the solicitation of an offer to buy any securities other than the registered shares to which they relate, nor is this prospectus supplement, the accompanying prospectus or any authorized “free writing prospectus” an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any authorized “free writing prospectus” or information we previously filed with the SEC is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement before deciding whether to invest in our Class A common stock.

About this Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which relates to the possible issuance and resale of shares of Class A common stock upon redemption of OP units and/or conversion of shares of Class B common stock, and which also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus.

The second part is the accompanying prospectus, which gives more general information, some of which may not apply to any potential redemption of OP units or conversion of shares of Class B common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus.

Unless the context otherwise requires or indicates, references in this prospectus supplement to “we,” “our,” “us” and “our company” refer to Empire State Realty Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Empire State Realty OP, L.P., a Delaware limited partnership, which we refer to in this prospectus supplement as “our operating partnership.”

Our Company

We are a self-administered and self-managed real estate investment trust (“REIT”) that owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area.

As of June 30, 2017, our total portfolio contained 10.1 million rentable square feet of office and retail space. We owned 14 office properties (including three long-term ground leasehold interests) encompassing approximately 9.4 million rentable square feet of office space. Nine of these properties are located in the midtown Manhattan market and aggregate approximately 7.6 million rentable square feet of office space, including the Empire State Building. Our Manhattan office properties also contain an aggregate of 495,310 rentable square feet of premier retail space on their ground floor and/or contiguous levels. Our remaining five office properties are located in Fairfield County, Connecticut and Westchester County, New York, encompassing in the aggregate approximately 1.9 million rentable square feet. The majority of square footage for these five properties is located in densely populated metropolitan communities with immediate access to mass transportation. Additionally, we have entitled land at the Stamford Transportation Center in Stamford, Connecticut, adjacent to one of our office properties, that will support the development of an approximately 380,000 rentable square foot office building and garage, which we refer to herein as Metro Tower. As of June 30, 2017, our portfolio included four standalone retail properties located in Manhattan and two standalone retail properties located in the city center of Westport, Connecticut, encompassing 204,452 rentable square feet in the aggregate.

We were organized as a Maryland corporation on July 29, 2011 and commenced operations upon completion of our initial public offering and related formation transactions on October 7, 2013. Our operating partnership holds substantially all of our assets and conducts substantially all of our business. As of June 30, 2017, we owned approximately 52.8% of the aggregate operating partnership units in the Operating Partnership. We elected to be taxed as a REIT and operate in a manner that we believe allows us to qualify as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2013.

Our principal executive offices are located at 111 West 33rd Street, 12th Floor, New York, New York 10120. Our telephone number is (212) 687-8700. Our website address is www.empirestaterealtytrust.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus supplement.

The Securities

Securities covered by this prospectus supplement

This prospectus supplement relates to the possible issuance by us of:

•    up to 141,844,339 shares of our Class A common stock in exchange for OP units that may be tendered for redemption from time to time by one or more of the limited partners of our operating partnership pursuant to their contractual rights, or

•    up to 1,080,475 shares of our Class A common stock upon conversion of shares of our Class B common stock, par value $0.01 per share, pursuant to the terms of our articles of incorporation.

Registration of the shares of Class A common stock covered by this prospectus supplement does not necessarily mean that any of the holders of OP units or shares of Class B common stock will tender their OP units for redemption and/or exercise their right to convert their Class B common stock, as applicable, or that upon any tender for redemption of OP units, we will elect to redeem some or all of the OP units by issuing some or all of the shares of Class A common stock instead of paying the applicable redemption price in cash.

Class A common stock outstanding as of June 30, 2017	157,493,025 (1)

Class A common stock, Class B common stock and operating partnership units outstanding as of June 30, 2017(2)	300,417,839

Use of proceeds	We will not receive any cash proceeds from the issuance of the Class A common stock covered by this prospectus supplement, but we have agreed to pay certain registration expenses relating to these shares.

NYSE symbol	“ESRT”

Risk factors	Before investing in our Class A common stock, you should carefully read and consider the information set forth in “Risk Factors” beginning on page S-4 of this prospectus supplement and all other information appearing elsewhere and in the documents incorporated herein by reference, including documents which we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement.

(1)	Excludes 6,962,651 million shares of Class A common stock reserved for issuance in connection with compensation awards under our equity incentive plan.
(2)	Includes 1,080,475 shares of Class B common stock and 141,844,339 common operating partnership units not owned by us. Shares of Class B common stock are convertible into shares of our Class A common stock at any time on a one-for-one basis, and are subject to automatic conversion into an equal number of shares of our Class A common stock upon a direct or indirect transfer of Class B common stock or certain operating partnership units held by the holder of such Class B common stock to a person other than a qualified transferee (as defined in our charter). Operating partnership units may, subject to the limits in the operating partnership agreement, be exchanged for cash or, at our option, shares of our Class A common stock on a one-for-one basis.

RISK FACTORS

An investment in our common stock involves various risks, including those included in our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, and documents which we file with the SEC after the date of this prospectus supplement and are deemed incorporated by reference in this prospectus supplement. Before making an investment in shares of our common stock, you should carefully consider these risk factors, together with the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings with the SEC. See “Where You Can Find More Information and Incorporation by Reference.” These risks are not the only ones we face. Additional risks which are not presently known to us or which we currently deem immaterial may also adversely affect our business operations. These risks could materially adversely affect, among other things, our business, financial condition or results of operations, and could cause the trading price of our common stock to decline, resulting in the loss of all or part of your investment.

USE OF PROCEEDS

We are registering the shares of our Class A common stock to which this prospectus supplement relates pursuant to our contractual obligation to the holders of our common stock and OP units. We will receive no cash proceeds from any issuance of the shares of Class A common stock covered by this prospectus supplement, but we will acquire additional OP units in exchange for any issuances of shares of our Class A common stock in redemption of OP units. We intend to hold any OP units that we acquire in this manner.

REDEMPTION OF OP UNITS

OP Unit Redemption Procedures

The following description of the redemption provisions of the OP units is only a summary of such provisions, and holders of OP units should carefully review the rest of this prospectus supplement and the accompanying prospectus, and the documents we incorporate by reference as exhibits to this prospectus supplement and such accompanying prospectus, particularly our charter and the partnership agreement of Empire State Realty OP, L.P. our operating partnership, for more complete information.

After holding OP units for 12 months (or, in the case of OP units issued upon redemption of long term incentive units, when such incentive units have vested pursuant to their terms), each limited partner of our operating partnership has the right, subject to the terms and conditions set forth in the operating partnership agreement, to require our operating partnership to redeem all or a portion of the OP units held by such limited partner in exchange for a cash amount equal to the number of tendered OP units multiplied by the price of a share of our Class A common stock (determined in accordance with, and subject to adjustment under, the terms of the operating partnership agreement). Holders of OP units will not be entitled to have their units redeemed if the terms of the units or a separate agreement entered into between our operating partnership and the holder of such units provide otherwise or provide for a longer period before such limited partner may exercise such right of redemption or impose conditions on the exercise of such right of redemption.

On or before the close of business on the fifth business day after we receive a notice of redemption, we may, in our sole and absolute discretion, but subject to the restrictions on the ownership of our common stock imposed under our articles of incorporation and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered OP units from the tendering partner in exchange for shares of our Class A common stock, based on an exchange ratio of one share of our Class A common stock for each operating partnership unit (subject to anti-dilution adjustments provided in the operating partnership agreement). It is our current intention to exercise this right in connection with any redemption of OP units.

If we exercise our right to issue shares of Class A common stock in exchange for OP units, such exchange will be treated as a taxable sale by the holders of such OP units for federal income tax purposes. For a further discussion of federal income tax consequences, see “Supplemental Material United States Federal Income Tax Consequences.” Following the exchange of OP units for shares of Class A common stock, the holder will have the rights as a stockholder of our company, including the right to receive dividends, if, when and as declared, from the time the shares of Class A common stock were acquired.

Registration Rights

We have filed this prospectus supplement pursuant to our obligations under registration rights agreements, dated October 7, 2013 and July 15, 2014, that we entered into with persons receiving shares of our common stock and/or OP units in our formation transactions, initial public offering and subsequent transactions, including certain members of our senior management team and our other continuing investors. We have agreed to indemnify the persons receiving registration rights against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute to the payments such persons may be required to make in respect thereof. We have agreed to pay all of the expenses relating to the registration and any underwritten offerings of such securities, including, without limitation, all registration, listing, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or “blue sky” laws, all printing expenses and all fees and disbursements of counsel and independent public accountants retained by us, but excluding underwriting discounts and commissions, any out-of-pocket expenses (except we will pay any holder’s out-of-pocket fees (including disbursements of such holder’s counsel, accountants and other advisors) up to $25,000 in the aggregate for each underwritten offering and each filing of a resale shelf registration statement or demand registration statement), and any transfer taxes.

CONVERSION OF CLASS B COMMON STOCK

Each share of Class B common stock may be converted into one share of our Class A common stock at any time by its holder, and one share of Class B common stock is subject to automatic conversion into one share of Class A common stock upon a direct or indirect transfer of such share of Class B common stock held by the holder of Class B common stock (or a permitted transferee thereof) to a person other than a permitted transferee. Shares of Class B common stock are also subject to automatic conversion upon certain direct or indirect transfers of OP units held by the holder of such Class B common stock at a ratio of one share of Class B common stock for every 49 OP units transferred to a person other than a permitted transferee. A “permitted transferee” with respect to a person is defined in the Company’s charter as a family member, affiliate or controlled entity of such person.

In order to exercise the optional conversion right, a holder of Class B common stock may deliver a written conversion notice stating the number of shares to be converted, the date on which the conversion shall occur (which date may not be less than five business days nor more than twenty business days from the date of such conversion notice) to the transfer agent for the Class B common stock, or to us if there is no transfer agent, together with the certificates, if any, representing the shares of Class B common stock to be converted, duly endorsed for transfer.

COMPARISON OF OP UNITS TO COMMON STOCK

The information below highlights a number of the significant differences between Empire State Realty OP, L.P. and Empire State Realty Trust, Inc. relating to, among other things, form of organization, investment objectives, policies and restrictions, capitalization, management structure, compensation and fees and investor rights, and compares the principal legal rights associated with the ownership of OP units in the operating partnership and shares of Class A and Class B common stock in our Company. This discussion is only a summary and does not constitute a complete discussion. You should review this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference therein, for additional information. For a more detailed description of the terms of our common stock and the OP units, see “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Description of Common Stock of Empire State Realty Trust, Inc.” and “Description of the Partnership Agreement of Empire State Realty OP, L.P.” in the accompanying prospectus.

In the discussion below we refer to Empire State Realty OP, L.P. as the “operating partnership” and to Empire State Realty Trust, Inc. as the “Company.”

Form of Organization and Purpose

Operating Partnership	The Company
The operating partnership is a Delaware limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, as amended, which is referred to herein as the Delaware Act. The sole general partner in the operating partnership is the Company, and substantially all of the Company’s business activities, including all activities pertaining to the acquisition and operation of properties, are conducted through the operating partnership. The operating partnership is operated in a manner that will be consistent with the requirements for the Company’s qualification as a REIT.	The Company is a Maryland corporation conducting itself as a self-administered and self-managed real estate investment trust, or REIT, which owns, manages, operates, acquires, redevelops and repositions office and retail properties in Manhattan and the greater New York metropolitan area.

Length and Type of Investment

Operating Partnership	The Company

The operating partnership has a perpetual term and intends to continue its operations for an indefinite time period. Events which may cause the dissolution of the operating partnership include: (i) a final and non-appealable judgment by a court of competent jurisdiction ruling that the general partner is bankrupt or insolvent without the appointment by the limited partners of a successor general partner; (ii) an election to dissolve the operating partnership made by the general partner in its sole and absolute discretion; (iii) entry of a decree of judicial dissolution of the operating partnership pursuant to the provisions of the Delaware Act; (iv) the occurrence of any sale or other disposition of all or substantially all of the assets of the operating partnership or a related series of actions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the operating partnership; (v) the redemption (or acquisition by the general partner) of all operating partnership interests that the general partner has authorized other than those held by the Company; or (vi) the incapacity or withdrawal of the general partner, unless all of the remaining partners in their sole and absolute discretion agree in writing to continue the business of the operating partnership and to the appointment of a substitute general partner.

To the extent the operating partnership sells or refinances its assets, the net proceeds therefrom will generally be reinvested in additional properties or retained by the operating partnership for working capital and other corporate purposes, except to the extent that distributions must be made to permit the Company to qualify as a REIT for tax purposes or to otherwise reduce or eliminate entity-level taxes payable by the Company.

The Company has a perpetual term and intends to continue its operations for an indefinite time period. To the extent the Company sells or refinances its assets, the net proceeds therefrom will generally be reinvested in additional properties or retained by the Company for working capital and other corporate purposes, except to the extent distributions must be made to permit the Company to continue to qualify as a REIT for U.S. federal income tax purposes or to otherwise reduce or eliminate entity-level taxes payable by the Company.

Borrowing Policies

Operating Partnership	The Company
The operating partnership may incur debt or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose with any person upon such terms as the Company, as sole general partner, determines appropriate.	The Company expects to employ leverage in its capital structure in amounts determined from time to time by its board of directors. Although the Company’s board of directors has not adopted a policy that limits the total amount of indebtedness that the Company may incur, it will consider a number of factors in evaluating the Company’s level of indebtedness from time to time, as well as the amount of such indebtedness that will be either fixed or floating rate. The Company’s charter and bylaws do not limit the amount or percentage of indebtedness that it may incur nor do they restrict the form in which its indebtedness will be taken (including, but not limited to, recourse or non-recourse debt and cross collateralized debt). The Company’s board of directors may from time to time modify its leverage policies in light of the then-current economic conditions, relative costs of debt and equity capital, market values of the Company’s properties, general market conditions for debt and equity securities, fluctuations in the market price of the Company’s common stock, growth and acquisition opportunities and other factors.

Other Investment Restrictions

Operating Partnership	The Company
There are no restrictions upon the operating partnership’s authority to enter into any actions, provided, however, that the policies of the Company described under “the Company” also apply to the operating partnership.	The Company may diversify its real estate investments in terms of property locations, size and market or submarket, and it does not have any limit on the amount or percentage of its assets that may be invested in any one property or any one geographic area. The Company does not have a specific policy to acquire assets primarily for capital gain or primarily for income. The Company may purchase or lease income-producing commercial and other types of properties for long-term investment, expand and improve the properties it presently owns or other acquired properties, or sell such properties, in whole or in part, when circumstances warrant. Although the Company does not presently intend to invest in mortgages or deeds of trust, other than in a manner that is ancillary to an equity investment, it may elect to invest in mortgages and other types of real estate interests, including, without limitation, participating or convertible mortgages; provided, in each case, that such investment is consistent with its qualification as a REIT. The Company does not currently have any policy limiting the types of entities in which it may make investments in securities or the proportion of assets to be so invested, whether through acquisition of an entity’s common stock, limited liability or partnership interests, interests in another REIT or entry into a joint venture, however, the Company intends to invest primarily in entities that own commercial real estate.

Management Control

Operating Partnership	The Company
The operating partnership agreement provides limited partners certain limited voting rights, as set forth in “Voting Rights” below. Limited partners are also entitled to any voting rights that may be required by law. Subject to these voting rights, the general partner in the operating partnership will have full, exclusive and complete responsibility and discretion in the management and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions, including a merger of the operating partnership or a sale of substantially all of the assets of the operating partnership.	Decisions regarding major transactions are made for the Company by the Company’s management, subject to oversight by the Company’s board of directors, but, except for certain extraordinary transactions, without any vote or approval of the Company’s stockholders. The Company’s board of directors and management also have broad discretion, without being subject to stockholder vote or approval, to make decisions regarding the Company’s policies, including its policies with respect to investment, financing, growth, acquisitions, development, debt, capitalization and dividends.

Fiduciary Duties

Operating Partnership	The Company
Under the Delaware Act, the Company, as general partner in the operating partnership, is accountable to the operating partnership as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to operating partnership affairs. However, under the operating partnership agreement, the Company, as the general partner, is under no obligation to consider the separate interests of the limited partners in deciding whether to cause the operating partnership to take (or decline to take) any actions, and the Company, as general partner, is not liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decision, provided that the Company, as general partner, has acted in good faith and pursuant to its authority under the operating partnership agreement. The Company’s duties, as the general partner, to the operating partnership and its limited partners, may come into conflict with the duties of the Company’s directors and officers to the stockholders of the Company. The limited partners agree that in the event of a conflict in the fiduciary duties owed by the general partner to its stockholders and in its capacity as general partner in the operating partnership, to such limited partners, the general partner will fulfill its fiduciary duties to such limited partners by acting in the best interests of its stockholders.	The Company’s directors and officers have duties under applicable Maryland law to act in good faith, in a manner reasonably believed to be in the Company’s best interest and with the care of an ordinarily prudent person in a like position under similar circumstances. At the same time, in its capacity as the general partner in the operating partnership, the Company has fiduciary duties to manage the operating partnership in a manner beneficial to the operating partnership and its partners. The Company’s duties, as the general partner, to the operating partnership and its limited partners, therefore, may come into conflict with the duties of the Company’s directors and officers to the Company and its stockholders. The Company will be under no obligation to give priority to the separate interests of the limited partners of the operating partnership or its stockholders in deciding whether to cause the operating partnership to take or decline to take any actions. The limited partners of the operating partnership have agreed that in the event of a conflict in the duties owed by the Company’s directors and officers to the Company and its stockholders and the fiduciary duties owed by the Company, in its capacity as general partner in the operating partnership, to such limited partners, the Company will fulfill its fiduciary duties to such limited partners by acting in the best interests of its stockholders. The limited partners of the operating partnership expressly acknowledged that the Company is acting for the benefit of the operating partnership, the limited partners and its stockholders, collectively.

Management’s Liability and Indemnification

Operating Partnership	The Company
Neither the Company, as the general partner, nor its directors and officers are liable to the operating partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, so long as such person acted in good faith. The operating partnership agreement provides for indemnification of the Company, the Company’s affiliates and each of the Company’s officers, directors, and any persons the Company may designate from time to time in its sole and absolute discretion to the fullest extent permitted by applicable law against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of the operating partnership, provided that the operating partnership will not indemnify such person for (i) willful misconduct or a knowing violation of the law; (ii) any action for which such person received an improper personal benefit in money, property or services in violation or breach of any provision of the operating partnership agreement; or (iii) in the case of any criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful, as set forth in the operating partnership agreement.	The Maryland General Corporation Law, or the MGCL, allows a Maryland corporation to include a provision in its charter limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company’s charter contains a provision which eliminates the liability of its directors and officers to the maximum extent permitted by the MGCL. The MGCL requires the Company (unless the Company’s charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits the Company to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Company’s charter and bylaws require the Company to indemnify its directors and officers to the maximum extent permitted by the MGCL. The Company maintains a policy of insurance under which its directors and officers will be insured against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act. Additionally, the Company entered into indemnification agreements with each of its directors and executive officers upon the closing of the Company’s Initial Public Offering (“IPO”).

Takeover Provisions

Operating Partnership	The Company
Change of control actions involving the operating partnership will generally occur only together with a change of control action involving the Company.	Certain provisions of the MGCL and the Company’s charter and bylaws may have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for stockholders or otherwise be in their best interests. See “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the accompanying prospectus.

Sale

Operating Partnership	The Company
Under the operating partnership agreement, the Company generally has the exclusive authority to determine whether, when and on what terms the assets of the operating partnership will be sold. The Company, as general partner in the operating partnership, generally may cause the operating partnership to sell, exchange, transfer or otherwise dispose of all or substantially all of the operating partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other persons), without the consent of the limited partners.	Under the MGCL and the Company’s charter, the sale of all or substantially all of the assets of the Company must be declared advisable by the board of directors and approved by the affirmative vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. No approval of the stockholders is required for the sale of less than substantially all of the Company’s assets. In addition, under the tax protection agreement entered into by the Company at the time of its IPO, transferring of certain of the Company’s properties will be restricted without the consent of the parties to the tax protection agreement. See the section entitled, “Description of Tax Protection Agreement” in the accompanying prospectus. Finally, the manner and frequency of sales of the Company’s assets will generally be limited so as to avoid the treatment of any sale by the Company as a “prohibited transaction” subject to a 100% excise tax under the Code.

Dissolution

Operating Partnership	The Company
An election to dissolve the operating partnership may be made by the general partner in its sole and absolute discretion, with or without the consent of a majority in interest of the other limited partners.	Under the MGCL and the Company’s charter, the dissolution of the Company must be declared advisable by the board of directors and approved by the affirmative vote of the stockholders entitled to cast a majority of all votes entitled to be cast on the matter.

Amendments

Operating Partnership	The Company
Amendments to the operating partnership agreement may only be proposed by the general partner. Generally, the operating partnership agreement permits amendments with the general partner’s approval and the approval of the limited partners holding a majority of all outstanding limited partner units (excluding limited partner units held by the Company or its subsidiaries). Certain amendments will need to be approved by each partner adversely affected thereby. Additionally, certain amendments may be made by the general partner without the consent of the limited partners.	Generally, amendments to the charter must be declared advisable by the board of directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all of the votes entitled to be cast on the matter.

Additional Equity/Potential Dilution

Operating Partnership	The Company
The operating partnership is authorized to issue OP units and other partnership interests (including partnership interests of different series or classes that may be senior to the OP units) as determined by the Company, in its sole discretion, including in connection with acquisitions of properties. The operating partnership may issue OP units and other partnership interests to the Company, as long as such interests are issued in connection with a comparable issuance of common stock or other equity interests of the Company and proceeds in connection with the issuance of such common stock are contributed to the operating partnership.

The Company’s charter provides that it may issue up to 400,000,000 shares of Class A common stock and up to 50,000,000 shares of Class B common stock.

At the discretion of the board of directors, the Company may issue additional equity securities, including shares of common stock, and may classify or reclassify unissued shares into one or more classes or series of common stock or preferred stock with certain terms or preferences set by the board of directors. The issuance of additional equity securities by the Company will result in the dilution of your percentage ownership interest in the Company. See “Description of Common Stock of Empire State Realty Trust, Inc.—Power to Reclassify the Company’s Unissued Shares of Stock” and “—Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock” in the accompanying prospectus.

Liability of Investors

Operating Partnership	The Company
Under the operating partnership agreement and the Delaware Act, the liability of limited partners for the operating partnership’s debts and obligations is generally limited to the amount of their investment in the operating partnership, together with their interest in undistributed income, if any.	Under the MGCL, stockholders are not personally liable for the debts or obligations of the Company.

Voting Rights

Operating Partnership	The Company
The operating partnership agreement provides limited partners with certain limited voting rights. Subject to certain exceptions, the Company may not, without the consent of a majority of the limited partners, (i) conduct any business other than as permitted under the partnership agreement or (ii) engage in a merger, consolidation or other combination or sale of substantially all of its assets. Additionally, most amendments to the operating partnership agreement must be approved by the limited partners holding a majority of all outstanding limited partnership units and certain amendments must be approved by each partner adversely affected thereby. For a more detailed description of the actions requiring consent of the limited partners under the operating partnership agreement, see “Description of the Partnership Agreement of Empire State Realty OP, L.P.” in the accompanying prospectus. Limited partners will also be entitled to any voting rights that may be required by law. Subject to these voting rights, the general partner in the

The Company is managed under the direction of a board of directors, as elected by the stockholders at the annual meeting of stockholders of the Company. The MGCL and the Company’s charter generally require that major actions, including most amendments to the charter, be approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Each outstanding share of Class A common stock entitles the holder thereof to one vote, and each outstanding share of Class B common stock entitles the holder thereof to 50 votes on all matters on which the stockholders of Class A common stock are entitled to vote, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of Class A common stock and Class B common stock will vote together as a single class and will possess the operating partnership will have full, exclusive and complete responsibility and discretion in the management and control of the operating partnership, including the ability to cause the operating partnership to enter into certain major transactions, such as a merger of the operating partnership or a sale of substantially all of the assets of the operating partnership.

exclusive voting power. There is no cumulative voting in the election of the Company’s directors and the directors are elected by a plurality of all the votes cast in the election.

Among other things, the Company is subject to the “business combination,” “control share acquisition” and “unsolicited takeover” provisions of the MGCL. Pursuant to the statute, the Company’s board of directors has by resolution exempted business combinations between the Company and any other person, provided that such business combination is first approved by the Company’s board of directors (including a majority of the directors who are not affiliates or associates of such person). The Company’s bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of the Company’s stock. The charter contains a provision whereby the Company has elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on the Company’s board of directors. For a more detailed description of these provisions, see “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the accompanying prospectus.

Liquidity

Operating Partnership	The Company
Limited partners may expect to obtain liquidity, not from the sale of assets, but through exchange of their OP units and the sale of common stock. Holders of Series ES, Series 250 and Series 60 OP units may achieve liquidity through sales of units on the NYSE Arca, although the market for OP units may be more limited than the market for the Class A common stock. After the first anniversary of becoming a limited partner, each limited partner will have the right, subject to the terms and conditions set forth in the operating partnership agreement, to require the operating partnership to redeem all or a portion of the OP units held by the limited partner in exchange for a cash amount equal to the number of tendered units multiplied by the price of a share of Class A common stock, unless the terms of such OP units or a separate agreement entered into between the operating partnership and the limited partner provide that the limited partner is not entitled to a right of redemption. On or before the close of business on the fifth business day after the operating partnership receives a notice of redemption, the Company may, in its sole and absolute discretion, but subject to the restrictions on the ownership of common stock imposed under the charter and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered OP units from the tendering limited partner in exchange for Class A common stock, based on an exchange ratio of one share of common stock for each operating partnership unit (subject to anti dilution adjustments provided in the operating partnership agreement). It is the Company’s current intention to exercise this right in connection with any exchange of OP units.

Shares of common stock of the Company will be freely transferable upon registration under the Securities Act subject to the restrictions on transfer and ownership set forth in the charter. See “Description of Common Stock of Empire State Realty Trust, Inc.—Restrictions on Ownership and Transfer” in the accompanying prospectus. The Class A common stock is listed on the NYSE under the symbol “ESRT”.

One share of Class B common stock may be converted into one share of Class A common stock at any time, and one share of Class B common stock is subject to automatic conversion into one share of Class A common stock upon a direct or indirect transfer of such share of Class B common stock held by the holder of Class B common stock (or a permitted transferee thereof) to a person other than a permitted transferee. Shares of Class B common stock are also subject to automatic conversion upon certain direct or indirect transfers of OP units held by the holder of such Class B common stock at a ratio of one share of Class B common stock for every 49 OP units transferred to a person other than a permitted transferee. A “permitted transferee” with respect to a person is defined in the Company’s charter as a family member, affiliate or controlled entity of such person.

Expected Distributions and Payments

Operating Partnership	The Company
The operating partnership agreement provides that limited partners are entitled to receive quarterly distributions of available cash (i) first, with respect to any OP units that are entitled to any preference in accordance with the rights of such interest (and within such class, pro rata in accordance with their respective percentage interests) and (ii) second, with respect to any OP units that are not entitled to any preference in distribution, in accordance with the rights of such class of OP units (and within such class, pro rata in accordance with their respective percentage interests).	The Company makes quarterly dividend and distribution payments to the holders of its common stock. The amount of such dividends and distributions and the timing thereof is established by the board of directors, taking into account the capital requirements of the Company, funds from operations, yields available to stockholders, the market price for the common stock, the requirements for qualification as a REIT and the MGCL. In order for the Company to qualify as a REIT, the Company must distribute to its stockholders, on an annual basis, at least 90% of its REIT taxable income, determined without the deduction for dividends paid and excluding capital gains. The Company is not required to distribute net proceeds from the sale or refinancing of properties, but may be required to access cash from sales or refinancing (or other borrowings) in certain circumstances to fund the distributions requirement described above.

SUPPLEMENTAL MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

For a discussion regarding the U.S. federal income tax considerations of the acquisition, ownership and disposition of our Class A Common Stock, see the discussion of “U.S. Federal Income Tax Considerations” in the accompanying prospectus. Such discussion does not purport to deal with all aspects of taxation that may be relevant to particular U.S. persons or non-U.S. persons in light of their personal investment or tax circumstances. U.S. persons and non-U.S. persons are urged to consult their tax advisers regarding the specific U.S. federal, state and local, and foreign income and other tax consequences of the acquisition, holding and disposition of such Class A Common Stock generally..

The following summary is a general discussion of certain U.S. federal income tax consequences to (i) a U.S. person (as defined below) that is a holder of OP units (a “unitholder”) and that receives Class A Common Stock in exchange for its OP units as described in “Redemption of OP Units” and (ii) a U.S. person that is a holder of Class B Common Stock (a “Class B stockholder”) upon conversion of its Class B Common Stock to Class A Common Stock as described in “Conversion of Class B Common Stock.” The following discussion supplements the discussion contained under the heading “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

This summary is based upon the Internal Revenue Code (“Code”), the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that the operation of Empire State Realty Trust, Inc., and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation which may be important to a particular investor in light of its specific investment or tax circumstances, or if a particular investor is subject to special tax rules (for example, if a particular investor is a partnership, financial institution, broker-dealer, insurance company, tax-exempt organization or investor that is a non-U.S. person, as determined for U.S. federal income tax purposes). This summary assumes that OP units and Class B Common Stock are held as capital assets, which generally means as property held for investment. In connection with the foregoing, the following summary also assumes that a unitholder did not receive its OP units, and a holder of shares of Class B Common Stock did not receive its shares of Class B Common Stock, in connection with the provision of services to or for the benefit of the Company, the Operating Partnership or any of their Subsidiaries. This summary does not address state, local, non-U.S., estate tax, or alternative minimum tax consequences. No advance ruling has been or will be sought from the IRS, and no opinion of counsel will be received, regarding the matters discussed herein.

For purposes of this summary, a U.S. person is a beneficial owner of our OP units or Class B Common Stock who for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

A non-U.S. person is a beneficial owner of our OP units or Class B Common Stock who is neither a U.S. person nor an entity that is treated as a partnership for U.S. federal income tax purposes. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds OP units or Class B Common Stock, the tax treatment of such partnership, or a partner in the partnership, generally will depend on the status of the partner and the activities of the partnership. Partnerships holding OP units or Class B Common Stock, and persons that are partners in partnerships holding OP units or Class B Common Stock, should consult their own tax advisors regarding the tax consequences of the transactions and matters described herein.

The U.S. federal income tax consequences to a unitholder that exercises its option to have units redeemed, or to a conversion of Class B Common Stock, depends in some instances on determinations of fact and interpretations of complex provisions of tax law. No clear precedent or authority may be available on some questions. Unitholders and Class B stockholders should consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the redemption and/or conversion, as the case may be, in light of such holder’s specific tax situation.

This summary does not address the tax consequences to a non-U.S. person of the exchange of OP units or the conversion of Class B Common Stock. However, investors that are not United States persons, as determined for U.S. federal income tax purposes, should be aware that both the exchange of the OP units and the conversion of Class B Common Stock is expected to be subject to the withholding and reporting requirements under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) and should consult their tax advisors regarding the consequences of FIRPTA to them in connection with the exchange or conversion.

Conversion of Class B Common Stock

Conversion of Class B Common Stock for Class A Common Stock should not result in recognition of gain or loss to a U.S. person for U.S. federal income tax purposes. Class A Common Stock received upon conversion of Class B Common Stock should be treated as having the same tax basis and holding period, for U.S. federal income tax purposes, as the Class B Common Stock exchanged therefor.

Exchange of OP Units

This summary only discusses certain tax consequences to a U.S. person of a redemption of the unitholder’s OP units in which the Company has elected to satisfy such redemption request with shares of Class A Common Stock. The Company and the Operating Partnership intend to treat any redemption that is satisfied with shares of Class A Common Stock as a sale of OP units to the Company at the time the OP units are redeemed. If, instead, the Operating Partnership were to redeem a unitholder’s OP units for cash, the tax consequences of such redemption could be materially different than those described herein. The exchange of OP units for Class A Common Stock is expected to be a fully taxable transaction for U.S. federal income tax purposes. If a unitholder that is a U.S. person tenders all or any portion of its OP units for redemption and we exchange shares of our Class A Common Stock for such OP units, the unitholder will recognize gain or loss in an amount equal to the difference between (i) the amount realized in the exchange (i.e., the fair market value of our Class A Common Stock received in such exchange plus any reduction of the unitholder’s allocable share of our operating partnership’s liabilities resulting from the redemption of the holder’s OP units) and (ii) the unitholder’s tax basis in such OP units, which tax basis will be adjusted for the exchanged OP units’ allocable share of our operating partnership’s income, gain or loss for the taxable year of disposition. In many circumstances, the gain recognized upon an exchange, or even the tax liability resulting therefrom could exceed the fair market value of the shares of our Class A Common Stock received in the exchange. The use of any losses recognized upon an exchange is subject to a number of limitations set forth in the Code. A unitholder’s adjusted tax basis in any Class A Common Stock received in exchange for OP units will be the fair market value of those shares on the date of the exchange. Similarly, a unitholder’s holding period in such shares will begin anew.

Disguised Sales

Under the Code, a transfer of property (including, for this purpose, a partnership interest) by a partner to a partnership followed by a related transfer by the partnership of money or other property to the partner is treated as a disguised sale if (i) the second transfer would not have occurred but for the first transfer and (ii) the second transfer is not dependent on the entrepreneurial risks of the partnership’s operations. In a disguised sale, the partner is treated as if he or she sold the contributed property to the partnership as of the date the property was contributed to the partnership. Transfers of money or other property between a partnership and a partner that are made within two years of each other, including redemptions of units made within two years of a unitholder’s contribution of property to our operating partnership, must be reported to the IRS and are presumed to be a disguised sale unless the facts and circumstances clearly establish that the transfers do not constitute a sale.

While there is no authority applying the disguised sale rules to the exercise of a redemption right by a partner with respect to a partnership interest received in exchange for property that is satisfied by another partner of the partnership (such as the Company), a redemption of units by our operating partnership, particularly if occurring within two years of the date of a unitholder’s contribution of property to our operating partnership, may be treated as a disguised sale of the contributed property. If this treatment were to apply, such unitholder would be treated for U.S. federal income tax purposes as if, on the date of its contribution of property to our operating partnership, our operating partnership transferred to it an obligation to pay it the redemption proceeds. In that case, the unitholder may be required to recognize gain on the disguised sale in such earlier year (subject to the installment sale rules, to the extent applicable) and/or may have a portion of the proceeds recharacterized as interest or pay an interest charge on any tax due.

Character of Gain or Loss Recognized

Except as described below, the gain or loss that a unitholder recognizes on an exchange of a tendered OP unit will generally be treated as a capital gain or loss and will be treated as long-term capital gain or loss if the holding period for the OP unit exceeds one year. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a preferential federal income tax rate. Corporate unitholders will generally be subject to regular corporate tax rates on such gain. If the amount realized with respect to an OP unit that is attributable to a unitholder’s share of inventory or unrealized receivables of our operating partnership exceeds the tax basis attributable to those assets, such excess will be treated as ordinary income. Among other things, unrealized receivables include depreciation recapture for certain types of real and personal property. The maximum U.S. federal income tax rate currently applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property is 25% to the extent of previously claimed depreciation deductions in respect of the underlying real property.

Passive Activity Losses

The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the OP units, unless the ownership of the OP units is not a passive activity with respect to the unitholder under the passive activity loss rules. You are urged to consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from our operating partnership or other investments that may be used to offset gain from the sale, exchange or redemption of your units tendered for redemption.

Medicare Tax

A U.S. person that is an individual is currently subject to a 3.8% Medicare surtax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). The 3.8% Medicare surtax also applies to estates and trusts on the lesser of their undistributed net income and the excess of their adjusted gross income over the dollar amount at which the highest tax bracket for estates and trusts begins for the tax year. Certain U.S. persons could be subject to this surtax with respect to income derived from the Operating Partnership (and gain from the sale or exchange of OP units) that may be taken into account in determining the investor’s net investment income and/or modified adjusted income.

Tax Reporting

If a unit is exchanged or redeemed, the unitholder must report the transaction by filing a statement with its federal income tax return for the year of the disposition which provides certain required information to the IRS. To prevent the possible application of backup withholding with respect to payment of the consideration, a unitholder must provide Empire State Realty Trust, Inc. or our operating partnership with a properly executed IRS Form W-9 or applicable IRS Form W-8.

UNITHOLDERS AND CLASS B STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF COMMON STOCK AND OF REDEEMING OP UNITS OR CONVERTING CLASS B COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the possible issuance by us of up to 142,924,814 shares of our Class A common stock:

•	in exchange for OP units that may be tendered for redemption from time to time by one or more of the limited partners of our operating partnership pursuant to their contractual rights, or

•	upon conversion of shares of our Class B common stock, par value $0.01 per share, pursuant to the terms of our articles of incorporation.

We may only offer our Class A common stock if the holders of these OP units present them for redemption, and we exercise our right to issue our common stock to them instead of paying a cash amount. Each share of Class B common stock may be converted into one share of our Class A common stock at any time by its holder, and one share of Class B common stock is subject to automatic conversion into one share of Class A common stock under certain circumstances. Registration of the shares of Class A common stock covered by this prospectus supplement does not necessarily mean that any of the holders of OP units or shares of Class B common stock will tender their OP units for redemption and/or exercise their right to convert their Class B common stock, as applicable, or that upon any tender for redemption of OP units, we will elect to redeem some or all of the OP units by issuing some or all of the shares of Class A common stock instead of paying the applicable redemption price in cash. We will bear all costs, expenses and fees in connection with the registration of the Class A common stock.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Goodwin Procter LLP, New York, New York.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Definitive Proxy Statement on Schedule 14A, filed on March 29, 2017 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2016);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

•	our Current Reports on Form 8-K, filed on March 8, 2017 and May 16, 2017, except with respect to any information under any such Current Report that is furnished;

•	the description of our Class A common stock included in our Registration Statement on Form 8-A filed on September 30, 2013 and any amendment or report filed with the SEC for purposes of updating such description.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the date of the termination of any offering hereunder shall also be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Any statement contained in this prospectus supplement or in a previously filed document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or was deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference.

You can obtain any of the documents incorporated by reference in this document from us, or from the SEC through the SEC’s website at www.sec.gov. You may request a copy of any of these filings at no cost to you by contacting us by mail or telephone using the information set forth below:

Empire State Realty Trust

111 West 33rd Street, 12th Floor

New York, New York 10120

Attention: Investor Relations

(212) 850-2678

We have filed with the SEC a registration statement on Form S-3 (File No. 333-219658) under the Securities Act with respect to the shares of Class A common stock offered by this prospectus supplement. This prospectus supplement, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the shares of common stock permitted to be offered hereby, we refer you to the registration statement and to such exhibits and schedules. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. as well as through the SEC’s website. Please be aware that statements in this prospectus supplement or the accompanying prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

PROSPECTUS

EMPIRE STATE REALTY TRUST, INC.

Class A Common Stock

Preferred Stock

Guarantees

Warrants

EMPIRE STATE REALTY OP, L.P.

Debt Securities

Empire State Realty Trust, Inc. may offer to sell from time to time Class A common stock, preferred stock, and warrants. The preferred stock of Empire State Realty Trust, Inc. may be convertible into Class A common stock or preferred stock of another series. Empire State Realty OP, L.P. may offer to sell from time to time debt securities, which may be exchangeable for Class A common stock or for preferred stock of Empire State Realty Trust, Inc. and may be guaranteed by Empire State Realty Trust, Inc. Selling security holders may from time to time offer to sell Class A common stock, preferred stock, guarantees and warrants of Empire State Realty Trust, Inc. under this prospectus.

The Class A common stock, preferred stock and warrants of Empire State Realty Trust, Inc. and the debt securities of Empire State Realty OP, L.P. may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. Empire State Realty Trust, Inc. may guarantee the payment of principal of, premium, if any, and interest on debt securities issued by Empire State Realty OP, L.P. to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time any of Empire State Realty Trust, Inc., Empire State Realty OP, L.P. or selling security holders sells securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered and the identity of any selling security holders. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Empire State Realty Trust, Inc., Empire State Realty OP, L.P. or selling security holders may offer the securities directly to investors, through agents designated from time to time by Empire State Realty Trust, Inc. or Empire State Realty OP, L.P., or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 80. We will not receive any of the proceeds from the sale of securities by the selling security holders.

The Class A common stock of Empire State Realty Trust, Inc. is listed on the New York Stock Exchange under the symbol “ESRT.” On August 2, 2017, the last reported sale price of our Class A common stock on the New York Stock Exchange was $21.03 per share.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 3 as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2017.

(i)

PROSPECTUS SUMMARY

About this Prospectus

This prospectus is part of a “shelf” registration statement that we have filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, Empire State Realty Trust, Inc. and/or selling security holders are registering an unspecified amount of Class A common stock, preferred stock and warrants, and may sell such securities, at any time and from time to time, in one or more offerings. By using a shelf registration statement, Empire State Realty OP, L.P. is registering an unspecified amount of debt securities and may sell such debt securities, at any time and from time to time, in one or more offerings. The registration statement also registers the possible guarantee by Empire State Realty Trust, Inc. of debt securities to be issued by Empire State Realty OP, L.P.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, the terms “we,” “us,” and “our” refer to Empire State Realty Trust, Inc., a Maryland corporation organized on July 29, 2011, individually or together with its subsidiaries, including Empire State Realty OP, L.P., a Delaware limited partnership, and our predecessors. Empire State Realty OP, L.P. is the entity through which Empire State Realty Trust, Inc. conducts substantially all of its business and owns substantially all of its assets. In addition, we sometimes refer to Empire State Realty OP, L.P. as the “operating partnership,” and Empire State Realty Trust, Inc. as the “Company” or “ESRT.”

About Empire State Realty Trust, Inc. and Empire State Realty OP, L.P.

Empire State Realty Trust, Inc. is a self-administered and self-managed real estate investment trust, or REIT, that owns, manages, operates, acquires, redevelops and repositions office and retail properties in Manhattan and the greater New York metropolitan area. Empire State Realty Trust, Inc. holds substantially all of its assets and conducts substantially all of its business through Empire State Realty OP, L.P., its operating partnership. Empire State Realty Trust, Inc. is the sole general partner of the operating partnership and, as of June 30, 2017, owned approximately 52.8% of the aggregate operating partnership units in the operating partnership.

As of June 30, 2017, our total portfolio contained 10.1 million rentable square feet of office and retail space. We owned 14 office properties (including three long-term ground leasehold interests) encompassing approximately 9.4 million rentable square feet of office space. Nine of these properties are located in the midtown Manhattan market and aggregate approximately 7.6 million rentable square feet of office space, including the Empire State Building. Our Manhattan office properties also contain an aggregate of 495,310 rentable square feet of premier retail space on their ground floor and/or contiguous levels. Our remaining five office properties are located in Fairfield County, Connecticut and Westchester County, New York, encompassing in the aggregate approximately 1.9 million rentable square feet. The majority of square footage for these five properties is located in densely populated metropolitan communities with immediate access to mass transportation. Additionally, we have entitled land at the Stamford Transportation Center in Stamford, Connecticut, adjacent to one of our office properties, that will support the development of an approximately 380,000 rentable square foot office building and garage, which we refer to herein as Metro Tower. As of June 30, 2017, our portfolio included four standalone retail properties located in Manhattan and two standalone retail properties located in the city center of Westport, Connecticut, encompassing 204,452 rentable square feet in the aggregate.

Empire State Realty Trust, Inc. was organized as a Maryland corporation on July 29, 2011 and commenced operations upon completion of our initial public offering and related formation transactions on October 7, 2013. Empire State Realty Trust, Inc. has elected to be taxed as a REIT and operates in a manner that we believe allows us to qualify as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2013.

Our principal executive office is located at 111 West 33rd Street, 12th Floor, New York, New York, 10120, and our telephone number is (212) 687-8700.

Additional information regarding Empire State Realty Trust, Inc. and Empire State Realty OP, L.P., including audited financial statements and descriptions of Empire State Realty Trust, Inc. and Empire State Realty OP, L.P., is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 4 of this prospectus.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Reports on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus, including the information incorporated by reference in this prospectus, and any accompanying prospectus supplement, within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Section. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or similar words or phrases in the positive or negative. In particular, forward looking statements include those pertaining to our capital resources, portfolio performance, dividend policy, results of operations, anticipated growth in our portfolio from operations, acquisitions, and market conditions and demographics. Forward-looking statements involve numerous risks and uncertainties, many of which are difficult to predict and generally beyond our control. They depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area;

•	resolution of legal proceedings involving the company;

•	reduced demand for office or retail space;

•	fluctuations in attendance at the observatory;

•	new office or observatory development in our market;

•	general volatility of the capital and credit markets and the market price of ESRT’s Class A common stock and our publicly-traded operating partnership units;

•	changes in our business strategy;

•	changes in technology and market competition, which affect utilization of our broadcast or other facilities;

•	changes in domestic or international tourism, including geopolitical events and currency exchange rates;

•	defaults on, early terminations of, or non-renewal of leases by tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	fluctuations in interest rates;

•	increased operating costs;

•	declining real estate valuations and impairment charges;

•	termination or expiration of our ground leases;

•	availability, terms and deployment of capital;

•	our failure to obtain necessary outside financing, including our unsecured revolving credit facility;

•	our leverage;

•	decreased rental rates or increased vacancy rates;

•	our failure to generate sufficient cash flows to service our outstanding indebtedness;

•	our failure to redevelop and reposition properties, or to execute any newly planned capital project, successfully or on the anticipated timeline or at the anticipated costs;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	risks of real estate development (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns;

•	inability to manage our properties and our growth effectively;

•	inability to make distributions to our securityholders in the future;

•	impact of changes in governmental regulations, tax law and rates and similar matters;

•	failure to continue to qualify as a real estate investment trust, or REIT;

•	a future terrorist event in the U.S.;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	lack, or insufficient amounts, of insurance;

•	misunderstanding of our competition;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	inability to comply with the laws, rules and regulations applicable to similar companies;

•	risks associated with security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our technology (IT) networks related systems, which support our operations and our buildings; and

•	other factors discussed under “Item 1A, Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2016 and additional factors that may be contained in any filing we make with the SEC, including Part II, Item 1A of our Quarterly Reports on Form 10-Q.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2016, and other risks described in documents we subsequently file from time to time with the SEC. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us, and you should not rely upon these forward-looking statements after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

Empire State Realty Trust, Inc. maintains a website at www.empirestaterealtytrust.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. The SEC file number of Empire State Realty Trust, Inc. is 1-36105, and the SEC file number of Empire State Realty OP, L.P. is 1-36106. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

•	Empire State Realty Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 27, 2017;

•	Empire State Realty Trust, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed on May 3, 2017 and August 3, 2017, respectively

•	Empire State Realty OP, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 27, 2017;

•	Empire State Realty OP, L.P.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed on May 3, 2017 and August 3, 2017, respectively;

•	the description of Empire State Realty Trust, Inc. Class A common stock contained in Empire State Realty Trust, Inc.’s Registration Statement on Form 8-A, filed on September 30, 2013, including any amendments and reports filed for the purpose of updating such description; and

•	Empire State Realty Trust, Inc.’s Current Reports on Form 8-K, filed on March 8, 2017 and May 16, 2017, except with respect to any information under any such Current Report that is furnished.

All documents filed by Empire State Realty OP, L.P. and Empire State Realty Trust, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at the following:

Empire State Realty Trust, Inc.

111 West 33rd Street, 12th Floor

New York, New York 10120

Attention: Investor Relations

(212) 850-2678

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or the date of the applicable documents.

USE OF PROCEEDS

Empire State Realty Trust, Inc. is required by the terms of the partnership agreement of Empire State Realty OP, L.P. to contribute the net proceeds of any sale of common stock, preferred stock or warrants to Empire State Realty OP, L.P. in exchange for securities of Empire State Realty OP, L.P. with economic interests that are substantially similar to the securities issued by Empire State Realty Trust, Inc.

Unless we provide otherwise in a supplement to this prospectus, following Empire State Realty Trust, Inc.’s contribution of any net proceeds to Empire State Realty OP, L.P., we intend to use the net proceeds from our sale of the securities covered by this prospectus for one or more of the following:

•	the acquisition, development, and improvement of properties;

•	the repayment of debt;

•	capital expenditures;

•	working capital; and

•	other general business purposes.

We will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED UNIT DISTRIBUTIONS

The following unaudited table presents the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends as defined in Item 503(d) of Regulation S-K for the periods indicated:

	The Company					The Predecessor
	Six Months Ended June 30,	Year Ended December 31,			October 7, through December 31, 2013	January 1, through October 6, 2013	Year Ended December 31, 2012
	2017	2016	2015	2014
Empire State Realty Trust, Inc.
Ratio of Earnings to Combined Fixed Charges and Preferred Unit Distributions	2.43x	2.52x	2.18x	2.09x	15.34x	*	1.88x
Empire State Realty OP, L.P.
Ratio of Earnings to Fixed Charges	2.47x	2.57x	2.22x	2.11x	15.34x	*	1.88x

*	Earnings (as defined below) were insufficient to cover fixed charges by $37,232,000 for the period ended January 1, 2013 through October 6, 2013.

Earnings have been calculated by adding fixed charges to income from continuing operations before adjustment for equity in net income of non-controlled entities plus distributions from non-controlled entities. Fixed charges consist of interest and debt expense. For Empire State Realty Trust, Inc., for all periods, we computed the ratio of earnings to fixed charges by dividing earnings by fixed charges and preferred unit distributions. For Empire State Realty OP, L.P., for all periods, we computed the ratio of earnings to fixed charges by dividing earnings by fixed charges.

DESCRIPTION OF COMMON STOCK OF EMPIRE STATE REALTY TRUST, INC.

The following is a summary of the rights and preferences of our common stock. While we believe the following description covers the material terms of our common stock, the description does not purport to be complete and is subject to and is qualified in its entirety by reference to the MGCL and our charter and bylaws. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our securities. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 400,000,000 shares of Class A common stock, $0.01 par value per share, which we refer to herein as the Class A common stock, up to 50,000,000 shares of Class B common stock, $0.01 par value per share, which we refer to herein as the Class B common stock and, together with the Class A common stock, we refer to herein as the “common stock,” and up to 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. As of June 30, 2017, there were 157,493,025 shares of our Class A common stock and 1,080,475 shares of our Class B common stock outstanding and no shares of preferred stock issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.

Shares of Common Stock

All of the shares of Class A common stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of our shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each outstanding share of Class A common stock entitles the holder thereof to one vote, and each outstanding share of Class B common stock entitles the holder thereof to 50 votes (so long as holding 49 operating partnership units for each such Class B share), on all matters on which the stockholders of Class A common stock are entitled to vote, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of Class A common stock and Class B common stock will vote together as a single class and will possess the exclusive voting power. The Class B common stock provides its holder with a voting right that is no greater than if such holder had received solely Class A common stock in the consolidation. Each share of Class B common stock has the same economic interest as a share of Class A common stock, and one share of Class B common stock and 49 operating partnership units together represent a similar economic value as 50 shares of Class A common stock.

There is no cumulative voting in the election of our directors, which means that the stockholders entitled to cast a majority of the votes of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. Directors are elected by a plurality of all the votes cast in the election of directors. Under a plurality voting standard, directors who receive the greatest number of votes cast in their favor are elected to the board of directors. Our board of directors has adopted a policy regarding the election of directors in uncontested elections. Pursuant to such policy, in an uncontested election of directors, any nominee who receives a greater number of votes affirmatively “against” his or her election than votes “for” his or her election will, within two weeks following certification of the stockholder vote by our company, submit a written resignation offer to our board of directors for consideration by our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following certification by our Company of the stockholder vote with respect to such election, make a recommendation to our board of directors concerning the acceptance or rejection of the resignation offer. Our board of directors will take formal action on the recommendation no later than 90 days following certification of the stockholder vote by our Company. We will publicly disclose, in a Current Report on Form 8-K or periodic report filed with the SEC, the decision of our board of directors. Our board of directors will also provide an explanation of the process by which the decision was made and, if applicable, its reason or reasons for rejecting the tendered resignation. Please see “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Policy on Majority Voting.”

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our Company and generally have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any such classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as otherwise provided in our charter, shares of common stock will have equal dividend, liquidation and other rights. One share of Class B common stock may be converted into one share of Class A common stock at any time, and one share of Class B common stock is subject to automatic conversion into one share of Class A common stock upon a direct or indirect transfer of such share of Class B common stock held by the holder of Class B common stock (or a permitted transferee thereof) to a person other than a permitted transferee. Shares of Class B common stock are also subject to such automatic conversion upon certain direct or indirect transfers of operating partnership units held by the holder of such Class B common stock at a ratio of one share of Class B common stock for every 49 operating partnership units transferred to a person other than a permitted transferee. A “permitted transferee” with respect to a person is defined in our charter as a family member, affiliate or controlled entity of such person.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a share exchange unless the action is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of our stock and the vote required to amend these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that may have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe the power of our board of directors to amend our charter from time to time to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of stock that may, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in our best interest.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, no more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations—Requirements for Qualification—General.”

Our charter contains restrictions on the ownership and transfer of our shares of common stock and other outstanding shares of stock. The relevant sections of our charter provide that no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock (the common stock ownership limit), or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes or series of our capital stock (the aggregate stock ownership limit). We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the “ownership limits.” A person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of our stock as described below, would beneficially own or be deemed to beneficially own, by virtue of the applicable constructive ownership provisions of the Code, shares of our stock and/or, if appropriate in the context, a person or entity that would have been the record owner of such shares of our stock is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes or series of our stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limits.

Our board of directors may, in its sole discretion and subject to the receipt of certain representations, covenants and undertakings deemed reasonably necessary by the board, prospectively or retroactively, exempt a person from the ownership limits and establish an excepted holder limit for such person. However, our board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must provide our board of directors with information and undertakings deemed satisfactory to our board of directors that such person does not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own beneficially or constructively an interest of 10% or more in the tenant if the income derived by us from such tenant would reasonably be expected to equal or exceed the lesser of (i) one percent of our gross income (as determined for purposes of Section 856(c) of the Code) or (ii) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code. The person seeking an exemption must provide representations and undertakings to the satisfaction of our board of directors that it will not violate these restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the shares of stock causing the violation. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT.

In connection with the waiver of the ownership limits, creating an excepted holder limit or at any other time, our board of directors may, in its sole and absolute discretion, from time to time increase or decrease the ownership limits subject to the restrictions in the paragraph above; provided, however, that the ownership limits may not be decreased or increased if, after giving effect to such decrease or increase, five or fewer persons could own or beneficially own in the aggregate, more than 49.9% in value of our shares then outstanding. Prior to the modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. Reduced ownership limits will not apply to any person or entity whose percentage ownership in our shares of common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limits until such time as such person’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of shares of our common stock or stock of all classes and series, as applicable, in excess of such percentage ownership of our shares of common stock or total shares of stock will be in violation of the ownership limits.

Our charter further prohibits:

•	any person from beneficially or constructively owning (taking into account applicable attribution rules under the Code) shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT;

•	any person from beneficially or constructively owning shares of our stock to the extent that such ownership would result in us owning (directly or indirectly) an interest of 10% or more in one of our tenants (or a tenant of any entity which we own or control) if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would reasonably be expected to equal or exceed the lesser of (a) one percent of our gross income (as determined for purposes of Section 856(c) of the Code) or (b) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; and

•	any person from transferring our shares of stock if such transfer would result in our shares of stock being beneficially owned by fewer than 100 persons (determined, as a general matter, without reference to any attribution rules).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the foregoing restrictions on ownership and transfer will be required to give written notice immediately to us (or, in the case of a proposed or attempted acquisition, at least 15 days prior written notice to us) and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. These restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to qualify as a REIT or that compliance with such provisions is no longer required for REIT qualification.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT or in our owning (directly or indirectly) an interest of 10% or more in one of our tenants (or a tenant of any entity which we own or control) if the income derived by us from such tenant would reasonably be expected to equal or exceed the lesser of (i) one percent of our gross income (as determined for purposes of Section 856(c) of the Code) or (b) an amount that would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, then generally that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for the benefit of the charitable beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limits or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the event of a gift, devise or other such transaction, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner but the trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. To the extent the prohibited owner would receive an amount for such shares that exceeds the amount that such prohibited owner would have been entitled to receive had the trustee sold the shares held in the trust to a third party, such excess shall be retained by the trustee for the benefit of the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person designated by the trustee who could own the shares without violating the ownership limitations set forth in the charter. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, in the event of a gift, devise or other such transaction, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust and any dividend or other distribution paid to trustee shall be held in trust for the charitable beneficiary. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors or other permitted designees determine in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our shares of stock set forth in our charter, our board of directors or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder must provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates, or written statements of information delivered in lieu of certificates, representing shares of our stock will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to qualify as a REIT or that compliance with such provisions is no longer required for REIT qualification.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent

The transfer agent and registrar for Empire State Realty Trust, Inc. common stock is American Stock Transfer  & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK OF EMPIRE STATE REALTY TRUST, INC.

This section describes the general terms and provisions of shares of Empire State Realty Trust, Inc.’s preferred stock that we may offer by this prospectus. Empire State Realty Trust, Inc. may issue preferred stock in one or more series; each series of preferred stock will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the series of any preferred stock offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to those shares of preferred stock. This summary of terms is not complete. For additional information before you buy any preferred stock you should read the certificate of incorporation and by-laws of Empire State Realty Trust, Inc. that are in effect on the date that we offer any preferred stock, as well as any applicable amendment to our certificate of incorporation designating the terms of a series of preferred stock.

General

Under its certificate of incorporation, Empire State Realty Trust, Inc. has the authority to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share. Prior to issuing shares of preferred stock of a particular series, our board of directors will determine or fix the terms of that series of preferred stock, as described below.

When we issue shares of preferred stock, they will be fully paid and nonassessable. This means the full purchase price for the outstanding preferred stock will be paid at issuance and that the purchasers of shares of preferred stock will not be required later to pay us any additional consideration for those shares. The preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future. This means that the purchasers of shares of preferred stock will not receive any rights, as a holder of preferred stock, to buy any portion of the securities which we may issue in the future. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, our board of directors may grant the holders of any series or class of preferred stock preferences, powers, and rights, voting or otherwise, senior to the rights of holders of shares of common stock. The issuance or possibility of issuance of preferred stock could have the effect of delaying or preventing a change in control of our company.

Terms

The preferred stock will have the dividend, liquidation, redemption, voting, and conversion rights described in this section unless we state otherwise in the applicable prospectus supplement. The liquidation preference is not indicative of the price at which the preferred stock will actually trade on or after the date of issuance. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms, including:

•	the title and liquidation preference of such preferred stock and the number of shares offered;

•	the initial offering price of such preferred stock;

•	the dividend rate or rates (or method of calculation), the dividend periods, the date(s) on which dividends will be payable and whether the dividends will be cumulative or noncumulative, and, if cumulative, the dates from which the dividends will start to cumulate;

•	procedures for any auction and remarketing, if any;

•	any listing of such preferred stock on any securities exchange;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	any voting rights;

•	any other specific terms, preferences, rights, limitations, or restrictions of such preferred stock;

•	discussion of federal income tax considerations applicable to such preferred stock;

•	relative ranking and preference of such preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our business;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of our business; and

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

Rank

Unless we state otherwise in the applicable prospectus supplement, each series of preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution, or winding up of our business, rank:

•	senior to our common stock and any of our other equity securities ranking junior to such series of preferred stock;

•	on a parity with all of our equity securities which according to their terms rank on a parity with such series of preferred stock; and

•	junior to all of our equity securities which according to their terms rank senior to such series of preferred stock.

The term “equity securities” does not include any convertible debt securities Empire State Realty Trust, Inc. may issue.

Dividends

As a holder of shares of preferred stock, you will be entitled to receive cash dividends, if declared by our board of directors, out of our assets that we can legally use to pay dividends. The prospectus supplement relating to a particular series of preferred stock will state the dividend rate or rates (or method of calculation) and dates on which the dividends will be payable for such series. We will pay dividends to the holders of record as they appear on our stock transfer books on the record dates fixed by our board of directors.

The applicable prospectus supplement will also state whether the dividends on any series of preferred stock are cumulative or non-cumulative. Dividends, if cumulative, will accumulate from and after the dates stated in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of such series of preferred stock will have no right to receive a dividend for the dividend period ending on such dividend payment date, and we will not be obligated to pay the dividend accrued for such period, even if our board of directors declares a dividend in the future.

We will not pay a dividend on any class or series of stock ranking as to dividends equal with or junior to a series of preferred stock unless:

•	if such series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid (or declared and sufficient money is set apart for payment); or

•	if such series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid (or declared and sufficient money is set apart for the payment).

If at any time full dividends will not be paid (or declared and sufficient money set apart for payment) on all shares of preferred stock ranking equal as to dividends, then:

•	we will declare any dividends pro rata among all shares of preferred stock ranking equal as to dividends. This means that the dividends we declare per share on each series of such preferred stock, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, will bear the same relationship to each other that the full accrued dividends per share on each such series of preferred stock bear to each other;

•	other than pro rata dividends, we will not declare or pay any dividends or set any money aside for payment of dividends, except dividends paid in the form of securities ranking junior to the preferred stock as to dividends and upon liquidation, or declare or make any distributions upon any security ranking junior to or equal with the preferred stock as to dividends or upon liquidation; and

•	we will not redeem, purchase, or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock as to dividends or upon liquidation, except by conversion into or exchange for shares junior to the preferred stock as to dividends and upon liquidation.

Redemption

A series of preferred stock may be redeemable, in whole or in part, at our option and may be subject to mandatory redemption pursuant to a sinking fund, or otherwise, as we may describe in the applicable prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, we will specify the following in the applicable prospectus supplement:

•	the date on which such mandatory redemption shall commence and the number of shares of such preferred stock that we will redeem each year after such date;

•	the redemption price; and

•	whether the redemption price will be paid in cash or other property together with an amount equal to all accrued and unpaid dividends, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, to the date of redemption.

If we are only permitted to pay the redemption price of a series of preferred stock from the net proceeds of the issuance of shares of our capital stock and the proceeds from such issuance are insufficient or no such issuance has occurred, then the terms of that series may provide that such preferred stock will automatically and mandatorily be converted into shares of our capital stock pursuant to conversion provisions which we will specify in the applicable prospectus supplement.

Even if the terms of a series of preferred stock permit us to redeem such shares of preferred stock in whole or in part, if any dividends, including accumulated dividends, on that series are past due, we will not:

•	redeem any preferred stock of that series unless we simultaneously redeem all outstanding shares of preferred stock of that series; and

•	purchase or otherwise acquire any preferred stock of that series, except by conversion into or exchange for shares of our capital stock ranking junior to such preferred stock as to dividends and upon liquidation.

The prohibitions regarding redemption discussed in the prior sentence will not restrict us from purchasing or acquiring preferred stock of any series to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to all holders of that series.

If fewer than all of the outstanding shares of any series of preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. Except when such redemption is to preserve our status as a REIT, we may redeem the shares pro rata from the holders of record in proportion to the number of such shares held by them or for which such holder requested redemption, with adjustments to avoid redemption of fractional shares, or by any other equitable manner that we determine.

We will give notice of redemption by mailing a notice to each record holder of shares to be redeemed between 30 and 60 days prior to the date fixed for redemption. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where the holders of such preferred stock may surrender the certificates for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any, will terminate.

If we redeem fewer than all shares of any series of preferred stock, we will specify in the notice to each holder the number of shares to be redeemed from such holder. If we have given notice of redemption of any preferred stock and we have set aside the funds necessary for the payment of the redemption price, then beginning on the redemption date, the dividends on the preferred stock called for redemption will no longer accrue, and the holders will no longer have any rights as stockholders except to receive the redemption price.

Liquidation Rights

Unless we state otherwise in the applicable prospectus supplement, if we voluntarily or involuntarily liquidate, dissolve, or wind up our business, the holders of each series of preferred stock will be entitled to receive:

•	liquidating distributions, if any, in the amount or proportion stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend.

We will pay these amounts to the holders of shares of each series of preferred stock, and all amounts owing on any other class or series of our capital stock ranking senior to or equally with such series of preferred stock as to distributions upon liquidation, out of our assets legally available for distribution to our stockholders before we make any distribution or payment to holders of any of our securities ranking junior to such series of preferred stock. After we pay the full amount of the liquidating distributions to the holders of preferred stock to which they are entitled, such holders will have no right or claim to any of our remaining assets.

If we voluntarily or involuntarily liquidate, dissolve or wind up our business and our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of each series of preferred stock and any other shares of our stock ranking senior to or equal with such series as to any such distribution, then we will only make pro rata distributions to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business.

If we have paid the full liquidation preference to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of our capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up of our business, according to their respective rights and preferences. For such purposes, our consolidation with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be considered a liquidation, dissolution or winding up of our business.

Voting Rights

As a holder of preferred stock, you will not have any voting rights, except as we describe in this section or in the applicable prospectus supplement or as required by law.

Except as provided otherwise for any series of preferred stock, unless we receive the consent of a majority of all the outstanding shares of such series of preferred stock, we will not:

•	authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up of our business;

•	reclassify any authorized capital stock into such shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution, or winding up of our business;

•	create, authorize or issue any obligation or security convertible into or evidencing the right to purchase shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or

•	amend, alter or repeal our certificate of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders of that stock.

As a holder of preferred stock, you may give your consent in person or by proxy, either in writing or at a meeting with each series voting separately as a class. We are not required to obtain your consent, as a holder of preferred stock, for the following actions because they will be deemed not to adversely affect any right, preference, or voting power of your series of preferred stock:

•	if upon the amendment, alteration, or repeal our certificate of incorporation, whether by merger, consolidation or otherwise, your series of preferred stock remains outstanding with its terms materially unchanged, taking into account that, upon the occurrence of such an event, we may not be the surviving entity;

•	any increase in the amount of the authorized preferred stock, or the creation or issuance of any other series of preferred stock, provided such series of preferred stock ranks equal with or junior to your series of preferred stock; or

•	any increase in the amount of authorized shares of a series of preferred stock, in each case ranking equal with or junior to the preferred stock of such series with respect to payment of dividends, or the distribution of our assets upon liquidation, dissolution or winding-up of our business.

The foregoing voting provisions will not apply if we redeem or call for redemption all shares of a series of preferred stock outstanding at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected. All outstanding shares of a series of preferred stock will be deemed to have been redeemed or called for redemption provided sufficient funds will have been deposited in trust to effect such redemption.

Conversion or Exchange Rights

We will specify in the applicable prospectus supplement the terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or preferred stock of a different series or exchangeable for other securities. Such terms will include:

•	the number of shares of common stock, preferred stock or other securities to be received on conversion or exchange of each share of such preferred stock;

•	the conversion or exchange price or rate or method of calculation;

•	the conversion or exchange period;

•	whether conversion or exchange is at our option and/or at the option of the holder of preferred stock;

•	any events resulting in adjustment of the conversion or exchange price or rate; and

•	rights of conversion or exchange in the event we call for redemption such series of preferred stock.

Restrictions on Ownership

For us to qualify as a real estate investment trust under the Code, no more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions including the automatic conversion of shares in excess of this ownership restriction into excess stock to limit the ownership of our outstanding equity securities, actually or constructively, by one person or entity. See “Limits on Ownership of Empire State Realty Trust, Inc. Capital Stock.”

Transfer Agent

We will name the transfer agent and registrar for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS OF EMPIRE STATE REALTY TRUST, INC.

Empire State Realty Trust, Inc. may issue warrants for the purchase of Empire State Realty Trust, Inc.’s preferred stock or Class A common stock by this prospectus. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to the stockholders of Empire State Realty Trust, Inc. and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:

•	the title of such warrants;

•	their aggregate number;

•	the price or prices at which we will issue them;

•	the designation, number and terms of the preferred stock or Class A common stock that can be purchased upon exercise of them;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such security;

•	the date, if any, on and after which they and the related preferred stock or Class A common stock, if any, will be separately transferable;

•	the price at which each share of preferred stock or Class A common stock that can be purchased upon exercise of such warrants may be purchased;

•	the date on which the right to exercise them shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants.

DESCRIPTION OF GUARANTEES

Empire State Realty Trust, Inc. may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, or other obligations related to, one or more series of debt securities of Empire State Realty OP, L.P., whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Empire State Realty OP, L.P. punctually to pay any principal, premium or interest on any guaranteed debt security, Empire State Realty Trust, Inc. will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Empire State Realty OP, L.P. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by Empire State Realty Trust, Inc. will be of payment only and not of collection.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following description is qualified entirely by reference to our charter and bylaws and the applicable provisions of Maryland law.

Number of Directors; Vacancies

Our charter provides that the number of directors will be set only by our board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law, or MGCL, which is one.

Our charter also provides that we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of directors. Accordingly, except as may be provided by our board of directors in setting the terms of any class or series of shares, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Annual Elections

Each of our directors will be elected by our shareholders to serve for a one-year term and until his or her successor is duly elected and qualifies. Directors will be elected by a plurality of the votes cast at a meeting of shareholders at which a quorum is present.

Removal of Directors

Our charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause, and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors. “Cause” is defined in our charter to mean conviction of a director of a felony or a final judgment of a court of competent jurisdiction holding that a director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

Calling of Special Meetings of Shareholders

Our bylaws provide that special meetings of shareholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders to act on any matter that may properly be considered at a meeting of shareholders shall be called by the secretary of the corporation upon the written request of shareholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting.

Action by Shareholders

Our charter provides that shareholder action can be taken at an annual or special meeting of shareholders or by written consent in lieu of a meeting only if it is approved unanimously. These provisions, combined with the requirements of our bylaws regarding advance notice of nominations and other business to be considered at a meeting of shareholders and the calling of a shareholder-requested special meeting of shareholders discussed below, may have the effect of delaying consideration of a shareholder proposal.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by shareholders may be made only (i) by or at the direction of the board of directors or (ii) by a shareholder who was a shareholder of record both at the time of giving of notice by such shareholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures and provided the information required by our bylaws. With respect to special meetings of shareholders, only the business specified in the notice of the meeting may be brought before the meeting.

The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about such qualifications or business. Although our bylaws do not give our board of directors any power to disapprove shareholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Approval of Extraordinary Corporate Actions, Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate, merge, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is declared advisable by our board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, our charter provides that any of these actions may be approved of the shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws, except the following bylaw provisions, each of which may be amended only with the affirmative vote of a majority of the votes cast on such an amendment by holders of outstanding shares of our common stock:

•	provisions opting out of the control share acquisition statute; and

•	provisions prohibiting our board or directors without the approval of a majority of the votes entitled to be the cast by holders of outstanding shares of our common stock, from revoking altering or amending any resolution, or adopting any resolution inconsistent with any previously-adopted resolution of our board of directors, that exempts any business combination between us and any other person or entity from the business combination provisions of the MGCL.

In addition, any amendment to the provisions governing amendments of our bylaws requires the approval of a majority of the votes entitled to be cast by the holders of outstanding shares of our common stock.

No Shareholder Rights Plan

We have no shareholder rights plan. In the future, we do not intend to adopt a shareholder rights plan unless our shareholders approve in advance the adoption of a plan or, if adopted by our board of directors, we submit the shareholder rights plan to our shareholders for a ratification vote within 12 months of adoption or the plan will terminate.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested shareholder (defined as any person who beneficially owns 10% or more of the voting power of the corporation’s shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation), or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Any such business combination entered into after the five-year prohibition must be recommended by the board of directors of such corporation and, approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested shareholder becomes an interested shareholder. Our board of directors has adopted a resolution exempting any business combination between us and any other person or entity from the business combination provisions of the MGCL. Our bylaws provide that this resolution or any other resolution of our board of directors exempting any business combination from the business combination provisions of the MGCL may only be revoked, altered or amended, and our board of directors may only adopt any resolution inconsistent with any such resolution, with the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our common stock.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless appraisal rights are eliminated under the charter. Our charter eliminates all appraisal rights of shareholders

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws exempt any and all acquisitions of shares of our stock from the control share acquisition statute, and this provision of our bylaws may not be amended without the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our common stock.

Certain Elective Provisions of Maryland Law

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (1) a classified board, (2) a two-thirds vote requirement for removing a director, (3) a requirement that the number of directors be fixed only by vote of the directors, (4) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (5) a majority requirement for the calling of a special meeting of shareholders. Our charter provides that we elect to be subject to the provisions of Subtitle 8 regarding the filing of vacancies on our board of directors. Otherwise, we have not elected to be governed by these specific provisions. However, we have six independent directors and a class of equity securities registered under the Exchange Act, so our board of directors could elect to provide for any of the foregoing provisions.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of the MGCL, our charter and our bylaws described above could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in the best interests of our shareholders. Likewise, if our board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, in each case following the affirmative vote of a majority of the votes cast on the matter by holders of outstanding shares of our common stock, these provisions of the MGCL could have similar anti-takeover effects. Additionally, through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) vest in the board the exclusive power to fix the number of directors and (2) require, unless called by our chairman of the board, chief executive officer or president or the board of directors, the written request of shareholders of not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, if:

•	the fact of the common directorship or interest is disclosed to our board of directors or a committee of our board, and our board or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•	the fact of the common directorship or interest is disclosed to our shareholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote, excluding votes cast by the interested director or corporation or other entity; or

•	the transaction or contract is fair and reasonable to us.

We adopted a policy which requires that all contracts and transactions between us or any of our subsidiaries, on the one hand, and any of our directors or executive officers or any entity in which such director or executive officer is a director or has a material financial interest, on the other hand, must be approved by the affirmative vote of a majority of the disinterested directors, even if less than a quorum.

Where appropriate in the judgment of the disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our board of directors will have no obligation to do so.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent that Maryland law in effect from time to time permits, to obligate us to indemnify any present or former director or officer or any individual who, while a director or officer of our Company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director of our Company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any officer, employee or agent of our Company or a predecessor of our Company.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have entered into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or executive officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal courts of the United States sitting in the Southern District of New York, or, if such courts do not have jurisdiction, the state courts sitting in New York County, New York, shall be the sole and exclusive forum for any stockholder to bring (1) any derivative action or proceeding on behalf of Empire State Realty Trust, Inc., (2) any action asserting a claim of, or a claim based on, breach of a fiduciary duty owed by any director, officer or other employee of Empire State Realty Trust, Inc. to Empire State Realty Trust, Inc. or its stockholders, (3) any action asserting a claim against Empire State Realty Trust, Inc. or any of its directors, officers or other employees arising pursuant to any provision of the Maryland General Corporation Law or our charter or bylaws, (4) any action asserting a claim against Empire State Realty Trust, Inc. or any of its directors, officers or other employees governed by the internal affairs doctrine, or (5) any other action asserting a claim of any nature brought by or on behalf of any stockholder of Empire State Realty Trust, Inc. (which means, for this purpose, any stockholder of record or any beneficial owner of stock of Empire State Realty Trust, Inc. either on his, her or its own behalf or on behalf of any series or class of shares of stock of Empire State Realty Trust, Inc. or any group of its stockholders) against Empire State Realty Trust, Inc. or any of its directors, officer or other employees.

DESCRIPTION OF DEBT SECURITIES OF EMPIRE STATE REALTY OP, L.P.

Debt Securities May Be Senior or Subordinated

Empire State Realty OP, L.P. may issue senior or subordinated debt securities at one or more times in one or more series. Each series of debt securities may have different terms. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Empire State Realty OP, L.P., Empire State Realty Trust, Inc. or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of Empire State Realty OP, L.P.

Neither any limited or general partner of Empire State Realty OP, L.P., including Empire State Realty Trust, Inc., nor any principal, shareholder, member, officer, director, trustee or employee of any limited or general partner of Empire State Realty Trust, Inc. or Empire State Realty OP, L.P. or of any successor of any limited or general partner of Empire State Realty OP, L.P. has any obligation for payment of debt securities or for any of Empire State Realty OP, L.P.’s obligations, covenants or agreements contained in the debt securities or the applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of debt securities.

The senior debt securities of Empire State Realty OP, L.P. will be issued under the senior debt indenture, as described below, and will rank equally with all of Empire State Realty OP, L.P.’s other senior unsecured and unsubordinated debt.

The subordinated debt securities of Empire State Realty OP, L.P. will be issued under the subordinated debt indenture, as described below, and will be subordinate in right of payment to all of Empire State Realty OP, L.P.’s “senior debt,” as defined in the subordinated debt indenture, as described in “Description of Debt Securities—Subordination Provisions.”

Neither indenture will limit Empire State Realty OP, L.P.’s ability to incur additional debt, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Empire State Realty OP, L.P.’s senior debt is, and any additional senior debt of Empire State Realty OP, L.P. will be, structurally subordinate to the indebtedness of Empire State Realty OP, L.P.’s subsidiaries and will be structurally senior to any indebtedness of Empire State Realty Trust, Inc., unless Empire State Realty OP, L.P. guarantees such indebtedness of Empire State Realty Trust, Inc. See “Description of Debt Securities—Empire State Realty OP, L.P.’s Debt Securities Are Structurally Subordinated to Indebtedness of Empire State Realty OP, L.P.’s Subsidiaries” below.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise. When we refer to the indenture or the trustee with respect to any debt securities of Empire State Realty OP, L.P., we mean the indenture under which those debt securities are issued and the trustee under that indenture.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information.”

The Senior Debt Indenture and the Subordinated Debt Indenture of Empire State Realty OP, L.P.

The senior debt securities of Empire State Realty OP, L.P. will be issued under an indenture, as amended or supplemented from time to time, dated as of a date prior to such issuance, among Empire State Realty OP, L.P., as issuer, Empire State Realty Trust, Inc. and a trustee. The subordinated debt securities of Empire State Realty OP, L.P. will be issued under a separate indenture, dated as of a date prior to such issuance, among Empire State Realty OP, L.P., as the issuer, and Empire State Realty Trust, Inc. and a trustee, as amended or supplemented from time to time. The senior debt securities indenture and the subordinated debt securities indenture will be subject to and governed by the Trust Indenture Act of 1939. We included copies of the form of senior debt securities indenture form of subordinated debt securities indenture as exhibits to this registration statement and both indentures are incorporated into this prospectus by reference. Except as otherwise indicated, the terms of the indentures are identical.

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities with terms different from those of the debt securities previously issued under the applicable indenture;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time; and

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Except as described under “Description of Debt Securities—Merger, Consolidation or Sale of Assets,” the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving Empire State Realty OP, L.P., Empire State Realty Trust, Inc. or any of their respective affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets. Neither governing law, nor our governing instruments, define the term “substantially all” as it relates to the sale of assets. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

Each indenture will provide that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

Information in the Prospectus Supplement

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt securities of a particular series being offered. The terms used in any prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

We will describe most of the financial and other specific terms of a particular series of debt securities being offered, including the terms of any guarantee, if applicable, whether it be a series of the senior debt securities or subordinated debt securities, in a prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe material U.S. federal income tax considerations relating to the debt securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

Disclosure of the specific terms of a particular series of debt securities in the applicable prospectus supplement, may include, among other things, some or all of the following:

•	the title of the debt securities;

•	whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•	the stated maturity;

•	the price at which the debt securities will be issued, expressed as a percentage of the principal amount, and the original issue date;

•	the portion of the principal payable upon declaration of acceleration of the maturity, if other than the entire principal amount;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•	whether the debt securities may be converted into common stock or preferred stock of Empire State Realty Trust, Inc. or other securities, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange price or rate, and the circumstances or manner in which the shares of common stock or preferred stock issuable upon conversion or exchange may be adjusted or calculated according to the market price of Empire State Realty Trust, Inc. common stock or preferred stock or such other securities or other applicable parameters;

•	whether Empire State Realty Trust, Inc. will guarantee the due and punctual payment of principal of, premium (or make-whole amount), if any, and interest on the debt securities and the extent of any such guarantee, and if so, whether such guarantee will be unsecured and unsubordinated or subordinated to other indebtedness of Empire State Realty Trust, Inc.;

•	the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•	any deletions from, modifications of, or additions to our events of default or covenants, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•	the currency or currencies in which the debt securities are denominated and in which principal and/or interest is payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•	whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•	whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•	the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

•	any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•	whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•	the circumstances, if any, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•	the name of the applicable trustee and the nature of any material relationship with us or with any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

Original Issue Discount Securities

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We will refer to any such debt securities throughout this prospectus as “original issue discount securities.” A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount security. The applicable prospectus supplement will describe the material federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Fixed Rate Debt Securities

We may issue fixed rate debt securities. A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. Unless otherwise disclosed in the applicable prospectus supplement, each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. Unless otherwise disclosed in the applicable prospectus supplement, we will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

We may issue floating rate debt securities. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Unless otherwise disclosed in the applicable prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged.

Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Indexed Debt Securities

We may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by Empire State Realty OP, L.P., to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement. A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Amounts that We May Issue

Neither of the indentures will limit the aggregate amount of debt securities that Empire State Realty OP, L.P. may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities will not limit Empire State Realty OP, L.P.’s ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, Empire State Realty OP, L.P. is not subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the applicable trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Empire State Realty OP, L.P.’s Debt Securities are Structurally Subordinated to Indebtedness of Empire State Realty OP, L.P.’s Subsidiaries

Because Empire State Realty OP, L.P.’s assets consist principally of interests in the subsidiaries through which it owns properties and conducts its business, Empire State Realty OP, L.P.’s right to participate as an equity holder in any distribution of assets of any of its subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of security holders to benefit from the distribution, is junior to creditors of the applicable subsidiary, except to the extent that any claims Empire State Realty OP, L.P. may have as a creditor of such subsidiary are recognized. Furthermore, because some of Empire State Realty OP, L.P.’s subsidiaries are partnerships in which Empire State Realty OP, L.P. is a general partner, Empire State Realty OP, L.P. may be liable for their obligations. Empire State Realty OP, L.P. may also guarantee some obligations of its subsidiaries. Any liability Empire State Realty OP, L.P. may have for its subsidiaries’ obligations could reduce assets that are available to satisfy its direct creditors, including investors in the debt securities of Empire State Realty OP, L.P.

Form of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each debt security in fully registered form, without coupons.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000. Subject to the limitations imposed upon debt securities that are issued in book-entry form and represented by a global security registered in the name of a depositary, a holder of debt securities of any series may:

•	exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by Empire State Realty OP, L.P. for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we nor any trustee shall be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that Empire State Realty OP, L.P. may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of its assets to, or (3) merge with or into, any other entity provided that:

•	either it is the continuing entity, or the successor entity is an entity organized and existing under the laws of the United States, any State thereof or the District of Columbia and assumes the obligations of Empire State Realty OP, L.P. under the applicable indenture (A) to pay the principal of, and any premium and interest on, all of its debt securities under the applicable indenture and (B) to duly perform and observe all of its covenants and conditions contained in the applicable indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes the obligation of Empire State Realty OP, L.P. or the obligation of any of our subsidiaries as having been incurred by Empire State Realty OP, L.P. or by such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officer’s certificate and legal opinion covering such conditions are delivered to each trustee.

The indentures provide that Empire State Realty Trust, Inc. may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of its assets to, or (3) merge with or into, any other entity provided that:

•	either it is the continuing entity, or the successor entity is an entity organized and existing under the laws of the United States, any State thereof or the District of Columbia and assumes the obligations of Empire State Realty Trust, Inc. and the due and punctual performance and observance of all of the covenants and conditions of the applicable indenture to be performed by the Company;

•	immediately after giving effect to the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officer’s certificate and legal opinion covering such conditions are delivered to each trustee.

Notwithstanding anything to the contrary above, a sale, lease, conveyance or transfer of all or substantially all of the properties and assets of Empire State Realty OP, L.P. or Empire State Realty Trust, Inc. to one or more of the Company’s majority owned subsidiaries will not be restricted.

Covenants

Existence. Except as permitted under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” above, the indentures require each of Empire State Realty OP, L.P. and Empire State Realty Trust, Inc. to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises. However, the indentures do not require each of Empire State Realty OP, L.P. and Empire State Realty Trust, Inc. to preserve any right or franchise if the board of directors of Empire State Realty Trust, Inc. determines that any right or franchise is no longer desirable in the conduct of the business of Empire State Realty Trust, Inc. or Empire State Realty OP, L.P.

Provision of Financial Information. The indentures require Empire State Realty OP, L.P. to (1) within 15 days of each of the respective dates by which Empire State Realty OP, L.P. is required to file annual reports, quarterly reports and other documents with the SEC, file copies of such reports and documents with the trustee and (2) within 30 days after the filing of such reports and documents with the Trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities a summary of the annual reports, quarterly reports and other documents that Empire State Realty OP, L.P. files with the SEC under Section 13 or Section 15(d) of the Exchange Act.

Guarantee of Empire State Realty Trust, Inc. In the indentures, Empire State Realty Trust, Inc. will agree to not incur any indebtedness for borrowed money or guarantee any of Empire State Realty OP, L.P.’s indebtedness for borrowed money (in each case other than Permitted Debt) without fully and unconditionally guaranteeing (subject to reasonable and customary exceptions) the Empire State Realty OP, L.P.’s obligations under the applicable indenture, including the due and punctual payment of principal of and interest on any debt securities outstanding hereunder, whether at stated maturity, by declaration of acceleration, notice of repurchase or otherwise; provided that Empire State Realty Trust, Inc. will be released from its obligations under such guarantee, and such guarantee shall be terminated, to the extent Empire State Realty Trust, Inc. is subsequently no longer an obligor of indebtedness for borrowed money or a guarantor of any of Empire State Realty OP, L.P.’s indebtedness for borrowed money (in each case other than Permitted Debt).

“Permitted Debt” means indebtedness for borrowed money of Empire State Realty Trust, Inc. and indebtedness for borrowed money of Empire State Realty OP, L.P. which is guaranteed by Empire State Realty Trust, Inc. not to exceed $10,000,000 in the aggregate outstanding from time to time.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of Empire State Realty OP, L.P. relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

•	default in making any sinking fund payment as required for any debt security of such series;

•	default in the performance or breach of any other covenant or warranty of Empire State Realty OP, L.P. or Empire State Realty Trust, Inc. contained in the indenture continuing for 60 days after written notice to Empire State Realty OP, L.P. as provided in the applicable indenture;

•	a default under any bond, debenture, note, mortgage, indenture or other instrument (each, a “Debt Instrument”), in each case under which there may be issued or by which there may be secured or evidenced any recourse indebtedness for money borrowed of Empire State Realty Trust, Inc., Empire State Realty OP, L.P. or any Subsidiary of Empire State Realty OP, L.P., the repayment of which Empire State Realty Trust, Inc. or Empire State Realty OP, L.P. has guaranteed or for which Empire State Realty Trust, Inc. or Empire State Realty OP, L.P. is directly responsible or liable as obligor or guarantor, having an aggregate principal amount then outstanding of at least $60,000,000 (or its foreign currency equivalent), whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument, continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to Empire State Realty OP, L.P. by the Trustee or by the holders of at least 25% in aggregate principal amount of the debt securities of a Series then outstanding;

•	the rendering against the Empire State Realty Trust, Inc., Empire State Realty OP, L.P. or any Significant Subsidiary of the Empire State Realty OP, L.P. of a final judgment for the payment of $60,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance), which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

•	certain events of bankruptcy, insolvency or reorganization Empire State Realty OP, L.P. or any subsidiary of Empire State Realty OP, L.P. that is an obligor or guarantor of any indebtedness that is also recourse indebtedness of Empire State Realty OP, L.P. having an aggregate principal amount then outstanding of at least $50 million; and

•	any other event of default provided with respect to a particular series of debt securities.

“Recourse” means, with respect to any obligor, indebtedness for borrowed money of such obligor other than indebtedness for borrowed money, or a guaranty of indebtedness for borrowed money, in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such obligor encumbered by a lien securing such indebtedness or guaranty.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•	we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium (or make-whole amount) or interest;

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, Empire State Realty OP, L.P. will be required to deliver to each trustee a certificate, signed by one of our several specified officers stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

•	reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

Empire State Realty OP, L.P. and the trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to Empire State Realty OP, L.P., as obligor, and Empire State Realty Trust, Inc. under such indenture;

•	to add to the covenants of Empire State Realty OP, L.P. and Empire State Realty Trust, Inc. for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of an indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium (or make-whole amount) or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to add to, change or eliminate any of the provisions of an indenture to such extent as will be necessary to comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities may be listed or traded;

•	to cure any ambiguity, to correct or supplement any provision in an indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under an indenture which shall not be inconsistent with the provisions of such indenture;

•	to conform the provisions of any supplemental indenture (and any debt securities issued under an indenture as amended and supplemented by such supplemental indenture) amending and supplementing such indenture with respect to one or more series of debt securities to the description thereof contained in any final offering document used in connection with the issuance and sale of such debt securities; and

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the immediately preceding bullet point;

•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the then outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit Empire State Realty OP, L.P. from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the applicable subordinated debt indenture or in the provisions of the applicable debt securities, to all of Empire State Realty OP, L.P.’s senior debt, as defined in the subordinated debt indenture, including all debt securities Empire State Realty OP, L.P. has issued and will issue under the senior debt indenture.

Unless defined differently in the applicable prospectus supplement, the subordinated debt indenture define “senior debt” as the principal of and premium, if any, and interest on all indebtedness of Empire State Realty OP, L.P., other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of Empire State Realty OP, L.P., as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which Empire State Realty OP, L.P. is a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Empire State Realty OP, L.P., to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of Empire State Realty OP, L.P.” includes indebtedness of others guaranteed by Empire State Realty OP, L.P. and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, “indebtedness of Empire State Realty OP, L.P.” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

Unless the applicable prospectus supplement provides differently, the subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving Empire State Realty OP, L.P. or its assets;

•	in the event of any liquidation, dissolution or other winding up of Empire State Realty OP, L.P., whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Empire State Realty OP, L.P.;

•	if any subordinated debt securities of Empire State Realty OP, L.P. have been declared due and payable before their stated maturity;

•	in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of Empire State Realty OP, L.P. has occurred and is continuing, permitting the holders of that senior debt of Empire State Realty OP, L.P. or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded; or

•	if any judicial proceeding is pending with respect to a payment default or an event of default described in the immediately preceding clause.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or such holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent Empire State Realty OP, L.P. from making any payment when due on the subordinated debt securities of any series, Empire State Realty OP, L.P. will be in default on its obligations under that series if it does not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against Empire State Realty OP, L.P., but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Modification of Subordination Provisions

Empire State Realty OP, L.P. may not amend the subordinated debt indenture governing any series of subordinated debt securities it has already issued to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected by such amendment.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•	either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and any premium or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•	to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the

Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.

When we use the term “government obligations,” we mean securities that are:

•	direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•	a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium (or make-whole amount), if any, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion or Exchange Rights

The terms and conditions, if any, on which debt securities of Empire State Realty OP, L.P. are convertible into or exchangeable for shares of common stock or preferred stock of Empire State Realty Trust, Inc. or other securities will be set forth in the applicable prospectus supplement. Such terms will include the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period or periods during which such conversion or exchange may occur, the initial conversion or exchange price or rate, the circumstances under or manner in which the number of shares of common stock or preferred stock of Empire State Realty Trust, Inc. or other securities issuable upon conversion or exchange may be adjusted or calculated according to the market price of such common stock or preferred stock of Empire State Realty Trust, Inc. or other securities or based on other parameters, and provisions affecting conversion or exchange in the event that the debt securities are redeemed.

No Recourse

No recourse under or upon any obligation, covenant or agreement contained in the indentures governing the senior debt securities or subordinated debt securities, or because of any indebtedness evidenced by any of the foregoing, shall be had against any past, present or future partner (including Empire State Realty Trust, Inc.), shareholder, member, manager, employee, officer, agent or director, solely in their capacity as such, of Empire State Realty OP, L.P. or Empire State Realty Trust, Inc., as applicable, or any such predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released. The waiver and release are part of the consideration for the issuance of debt securities.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF EMPIRE STATE REALTY OP, L.P.

The following is a summary of the material provisions of the operating partnership agreement, as amended. The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Delaware Revised Uniform Limited Partnership Act, as amended, and the operating partnership agreement. See “Where You Can Find More Information.” For the purposes of this section, references to the “general partner” refer to Empire State Realty Trust, Inc.

General

Our operating partnership is a Delaware limited partnership that was formed on November 28, 2011. Empire State Realty Trust, Inc. is the sole general partner in our operating partnership. Pursuant to the operating partnership agreement, Empire State Realty Trust, Inc. has, subject to certain protective rights of limited partners described below, full, exclusive and complete responsibility and discretion in the management and control of our operating partnership, including the ability to cause the partnership to enter into certain major transactions including a merger of our operating partnership or a sale of substantially all of the assets of our operating partnership. The limited partners have no power to remove the general partner without the general partner’s consent.

We may not conduct any business without the consent of a majority of the limited partners other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business of our operating partnership, our operation as a reporting company with a class of securities registered under the Exchange Act, the offering, sale syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to our operating partnership or its assets or activities and such activities as are incidental to those activities discussed above. In general, we must contribute any assets or funds that we acquire to our operating partnership in exchange for additional partnership interests. Empire State Realty Trust, Inc. may, however, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through our operating partnership so long as we take commercially reasonable measures that the economic benefits and burdens of such property are otherwise vested in our operating partnership. We and our affiliates may also engage in any transactions with our operating partnership on such terms as we may determine in our sole and absolute discretion.

Our company is under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners. We are not liable under the operating partnership agreement to our operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners in connection with such decisions, provided that we have acted in good faith. The limited partners of our operating partnership have agreed that in the event of a conflict in the duties owed by our directors and officers to us and our stockholders and the fiduciary duties owed by us, in our capacity as general partner in our operating partnership, to such limited partners, we will fulfill our fiduciary duties to such limited partners by acting in the best interests of our stockholders.

Substantially all of our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through our operating partnership, and our operating partnership must be operated in a manner that will enable us to satisfy the requirements for qualification as a REIT.

Operating Partnership Units

Interests in our operating partnership are denominated in units of limited partnership interest. Our operating partnership has two classes of limited partnership interest—operating partnership units and LTIP units. The operating partnership units has four series that were created in connection with our formation transactions—Series PR operating partnership units, Series ES operating partnership units, Series 60 operating partnership units and Series 250 operating partnership units. Of these, we hold only Series PR operating partnership units. The Malkin Group and continuing investors in the private existing entities who received operating partnership units in the formation transactions hold Series PR operating partnership units, which are listed on a national securities exchange.

The term “Malkin Group” means all of the following, as a group: Anthony E. Malkin, Peter L. Malkin and each of their spouses and lineal descendants (including spouses of such descendants), any estates of any of the foregoing, any trusts now or hereafter established for the benefit of any of the foregoing, or any corporation, partnership, limited liability company or other legal entity controlled by Anthony E. Malkin or any permitted successor in such entity for the benefit of any of the foregoing; provided, however that solely with respect to tax protection rights and parties who entered into the contribution agreements described in this prospectus, the Malkin Group shall also include the lineal descendants of Lawrence A. Wien and his spouse (including spouses of such descendants), any estates of the foregoing, any trusts now or hereafter established for the benefit of any of the foregoing, or any corporation, partnership, limited liability company or other legal entity controlled by Anthony E. Malkin for the benefit of the foregoing.

Series ES operating partnership units, Series 60 operating partnership units and Series 250 operating partnership units are listed on the NYSE Arca Exchange under the symbols “ESBA,” “OGCP,” and “FISK,” respectively. Other than with respect to the transfer restrictions applicable to the Series PR operating partnership units as described below under “—Transferability of operating partnership Units; Extraordinary Transactions” and the fact that the Series PR operating partnership units are not listed on a national securities exchange, each of the series of operating partnership units has identical rights as to distributions, liquidation and other rights as a limited partner in our operating partnership. The four series vote together as a single class on all matters on which the holders of operating partnership units have the right to approve, as described below. The separate series were created because there are unique U.S. federal income tax consequences to an investor that receives listed operating partnership units of a particular series (as compared to ownership of operating partnership units of another series) depending on the public existing entity in which they had an interest and the tax aspects of the property contributed by such entity. By issuing the operating partnership units in separate series, each of the operating partnership units in a series that is trading on the NYSE Arca Exchange is expected to be uniform with other operating partnership units of that series. We may, without the consent of the limited partners, delist some or all of the operating partnership units from the national securities exchange on which such operating partnership units are traded.

On August 26, 2014, we amended the operating partnership agreement to create an additional series of operating partnership units designated as the Private Perpetual Preferred Units (“Preferred Units”), which were issued to holders of the other four series of operating partnership units in connection with an exchange offer.

Management Liability and Indemnification

Neither we nor our directors and officers are liable to our operating partnership, the limited partners or assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, so long as such person acted in good faith. The operating partnership agreement provides for indemnification of us, our affiliates and each of our respective officers, directors, employees and any persons we may designate from time to time in our sole and absolute discretion, including present and former members, managers, shareholders, directors, limited partners, general partners, officers or controlling persons of our predecessor, to the fullest extent permitted by applicable law against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the operating partnership, provided that our operating partnership will not indemnify such person, for (i) willful misconduct or a knowing violation of the law, (ii) any transaction for which such person received an improper personal benefit in violation or breach of any provision of the operating partnership agreement, or (iii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful, as set forth in the operating partnership agreement (subject to the exceptions described below under “Description of the Partnership Agreement of Empire State Realty OP, L.P.—Fiduciary Responsibilities”).

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with our best interests. At the same time, the general partner in our operating partnership has fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, as the general partner, to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to us and our stockholders. We will be under no obligation to give priority to the separate interests of the limited partners in our operating partnership or our stockholders in deciding whether to cause the operating partnership to take or decline to take any actions. The limited partners of our operating partnership have agreed that in the event of a conflict in the duties owed by our directors and officers to us and our stockholders and the fiduciary duties owed by us, in our capacity as general partner in our operating partnership, to such limited partners, we will fulfill our fiduciary duties to such limited partners by acting in the best interests of our stockholders.

The limited partners in our operating partnership expressly acknowledged that we are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively.

LTIP Units

We may cause our operating partnership to issue LTIP units to our directors, executive officers and certain other employees. These LTIP units will be subject to certain vesting requirements. In general, LTIP units are a class of partnership units in our operating partnership and will receive the same quarterly per unit profit distributions as the other outstanding units in our operating partnership. The rights, privileges, and obligations related to each series of LTIP units will be established at the time the LTIP units are issued. As profits interests, LTIP units initially will not have full parity, on a per unit basis, with our operating partnership’s common units with respect to liquidating distributions. Upon the occurrence of specified events, LTIP units can over time achieve full parity with operating partnership units and therefore accrete to an economic value for the holder equivalent to operating partnership units. If such parity is achieved, vested LTIP units may be converted on a one-for-one basis into Series PR operating partnership units, which in turn are redeemable by the holder for cash or, at our election, exchangeable for shares of our Class A common stock on a one-for-one basis. However, there are circumstances under which LTIP units will not achieve parity with operating partnership units, and until such parity is reached, the value that a participant could realize for a given number of LTIP units will be less than the value of an equal number of shares of our Class A common stock and may be zero.

Distributions

The operating partnership agreement provides that we may cause our operating partnership to make quarterly (or more frequent) distributions of all, or such portion as we may in our sole and absolute discretion determine, of its available cash (which is defined to be cash available for distribution as determined by our general partner) (i) first, with respect to any operating partnership units and LTIP units that are entitled to any preference in accordance with the rights of such operating partnership unit or LTIP unit (and, within such class, pro rata according to their respective percentage interests) and (ii) second, with respect to any operating partnership units and LTIP units that are not entitled to any preference in distribution, in accordance with the rights of such class of operating partnership unit or LTIP units (and, within such class, pro rata in accordance with their respective percentage interests).

Pursuant to the terms of the Preferred Units, holders of the Preferred Units will be entitled to receive cumulative preferential annual cash distributions of $0.60 per Preferred Unit, when, as and if declared by the board of directors of the Company out of legally available funds for such purpose. Distributions will be payable quarterly in arrears on the same day on which quarterly distributions on other operating partnership units are paid. Distributions on the Preferred Units will accrue whether or not the operating partnership has earnings, whether or not there are funds legally available for the payment of such distributions, and whether or not distributions are declared.

Subject to certain exceptions, unless full cumulative distributions on the Preferred Units for all past distribution periods that have ended shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment, the operating partnership may not:

•	declare and pay or declare and set apart for payment of any distribution, or declare and make any other distribution of cash or other property, directly or indirectly, on or with respect to; or

•	redeem, purchase or otherwise acquire for any consideration, or pay or make available any monies for a sinking fund for the redemption of;

any operating partnership units or any other class or series of its partnership units ranking, as to distributions and upon liquidation, on parity with or junior to the Preferred Units.

In addition, upon the operating partnership’s voluntary or involuntary liquidation, dissolution or winding up, before any distribution or payment shall be made to holders of operating partnership units or any other class or series of partnership units ranking, as to rights upon the operating partnership’s voluntary or involuntary liquidation, dissolution or winding up, junior to the Preferred Units, the holders of Preferred Units will be entitled to be paid out of the operating partnership’s assets legally available for distribution to the unitholders, after payment of or provision for the debts and other liabilities of the operating partnership, a liquidation preference of $16.62 per Preferred Unit, plus an amount equal to any accrued and unpaid distributions (whether or not declared) up to, but excluding, the date of payment.

Allocations of Net Income and Net Loss

Net income and net loss of our operating partnership are determined and allocated with respect to each fiscal year of our operating partnership as of the end of the year. Except as otherwise provided in the operating partnership agreement, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Except as otherwise provided in the operating partnership agreement, net income and net loss are allocated to the holders of operating partnership units or LTIP units holding the same class or series of operating partnership units or LTIP units in accordance with their respective percentage interests in the class or series at the end of each fiscal year. In particular, upon the occurrence of certain specified events, our operating partnership will revalue its assets and any net increase in valuation will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of operating partnership unit or LTIP units holders. See “Management—Equity Incentive Plan.” The operating partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Except as otherwise required by the operating partnership agreement or the Code and the Treasury Regulations, each operating partnership item of income, gain, loss and deduction is allocated among the limited partners of our operating partnership for U.S. federal income tax purposes in the same manner as its correlative item of book income, gain, loss or deduction is allocated pursuant to the operating partnership agreement. In addition, under Section 704(c) of the Code, items of income, gain, loss and deduction with respect to appreciated or depreciated property which is contributed to a partnership, such as our operating partnership, in a tax-free transaction must be specially allocated among the partners in such a manner so as to take into account such variation between tax basis and fair market value. The operating partnership will allocate tax items to the holders of operating partnership units or LTIP units taking into consideration the requirements of Section 704(c). See “U.S. Federal Income Tax Considerations.”

Empire State Realty Trust, Inc., as the general partner in the operating partnership, has sole discretion to ensure that allocations of income, gain, loss and deduction of the operating partnership are in accordance with the interests of the partners as determined under the Code and all matters concerning allocations of tax items not expressly provided for in the operating partnership agreement may be determined by us in our sole discretion. In addition, we, as general partner in the operating partnership, may adopt such conventions and methods of accounting for determining asset values, basis and identities of partners for proper administration of the operating partnership and to preserve the uniformity of each series of operating partnership units that are traded on the NYSE Arca Exchange.

Redemption Rights

After 12 months of becoming a holder of operating partnership units (including any LTIP units that are converted into Series PR operating partnership units, subject to the applicable LTIP grant), each limited partner of our operating partnership will have the right, subject to the terms and conditions set forth in the operating partnership agreement, to require our operating partnership to redeem all or a portion of the operating partnership units held by such limited partner in exchange for a cash amount equal to the number of tendered operating partnership units multiplied by the price of a share of our Class A common stock (determined in accordance with, and subject to adjustment under, the terms of the operating partnership agreement), unless the terms of such operating partnership units or a separate agreement entered into between our operating partnership and the holder of such operating partnership units provide that they are not entitled to a right of redemption or provide for a shorter or longer period before such limited partner may exercise such right of redemption or impose conditions on the exercise of such right of redemption. On or before the close of business on the fifth business day after we receive a notice of redemption, we may, in our sole and absolute discretion, but subject to the restrictions on the ownership of our common stock imposed under our charter and the transfer restrictions and other limitations thereof, elect to acquire some or all of the tendered operating partnership units from the tendering partner in exchange for shares of our Class A common stock, based on an exchange ratio of one share of our Class A common stock for each operating partnership unit (subject to anti-dilution adjustments provided in the operating partnership agreement). It is our current intention to exercise this right in connection with any redemption of operating partnership units.

Transferability of Operating Partnership Units; Extraordinary Transactions

We will not be able to withdraw voluntarily from the operating partnership or transfer our interest in the operating partnership, including our limited partner interest unless the transfer is made in connection with (i) any merger, consolidation or other combination in which, following the consummation of such transaction, the equity holders of the surviving entity are substantially identical to our stockholders, (ii) a transfer to a qualified REIT subsidiary or (iii) as otherwise expressly permitted under the operating partnership agreement. The operating partnership agreement permits us to engage in a merger, consolidation or other combination, or sale of substantially all of our assets if:

•	we receive the consent of a majority in interest of the limited partners (excluding our company);

•	following the consummation of such transaction, substantially all of the assets of the surviving entity consist of partnership units; or

•	as a result of such transaction all limited partners will receive, or will have the right to receive, for each partnership unit an amount of cash, securities or other property equal in value to the greatest amount of cash, securities or other property paid in the transaction to a holder of one share of our Class A common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of partnership units shall be given the option to exchange its partnership units for the greatest amount of cash, securities or other property that a limited partner would have received had it exercised its redemption right (described above) and received shares of our Class A common stock immediately prior to the expiration of the offer.

With certain limited exceptions, the limited partners who own Series PR operating partnership units or LTIP units may not transfer their interests in our operating partnership, in whole or in part, without our prior written consent, which consent may be withheld in our sole and absolute discretion. Except with our consent to the admission of the transferee as a limited partner with respect to Series PR operating partnership units or LTIP units, no transferee of such units shall have any rights by virtue of the transfer other than the rights of an assignee, and will not be entitled to vote or effect a redemption with respect to such partnership units in any matter presented to the limited partners for a vote. We, as general partner, have the right to consent to the admission of a transferee of the interest of a limited partner with respect to Series PR operating partnership units or LTIP units, which consent may be given or withheld by us in our sole and absolute discretion. To the extent they remain listed on a national securities exchange, Series ES operating partnership units, Series 60 operating partnership units and Series 250 operating partnership units generally are freely transferable, and any transferee of such units will be admitted to the partnership with respect to such units. Notwithstanding the foregoing, transfers of operating partnership units and admission of transferees to the partnership are subject to certain limitations described in the partnership agreement.

Generally, Preferred Units are freely transferable, and any transferee of such units will be admitted to the operating partnership as a partner with respect to such units. Transfers of Preferred Units will be effective as of the first day of the next succeeding fiscal quarter of the operating partnership. However, no market currently exists for the Preferred Units, and the operating partnership does not intend to apply to list the Preferred Units on any stock exchange or in any trading market.

Issuance of Our Stock and Additional Partnership Interests

Pursuant to the operating partnership agreement, upon the issuance of our stock other than in connection with a redemption of operating partnership units, we will generally be obligated to contribute or cause to be contributed the cash proceeds or other consideration received from the issuance to our operating partnership in exchange for, in the case of common stock, operating partnership units or, in the case of an issuance of preferred stock, preferred operating partnership units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the preferred stock. In addition, we may cause our operating partnership to issue additional operating partnership units or other partnership interests and to admit additional limited partners to our operating partnership from time to time, on such terms and conditions and for such capital contributions as we may establish in our sole and absolute discretion, without the approval or consent of any limited partner, including: (i) upon the conversion, redemption or exchange of any debt, units or other partnership interests or other securities issued by our operating partnership; (ii) for less than fair market value; or (iii) in connection with any merger of any other entity into our operating partnership.

Tax Matters

Pursuant to the operating partnership agreement, the general partner is the tax matters partner of our operating partnership. Once certain new partnership audit rules become effective for taxable years beginning after December 31, 2017, we expect the general partner to also serve as the “partnership representative” of the operating partnership, and have certain other rights relating to tax matters. Accordingly, as the general partner, tax matters partner, and partnership representative, we have authority to handle tax audits and to make tax elections under the Code, in each case, on behalf of our operating partnership.

Term

The term of the operating partnership commenced on November 28, 2011 and will continue perpetually, unless earlier terminated in the following circumstances:

•	a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the general partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the general partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless, prior to the entry of such order or judgment, a majority in interest of the remaining outside limited partners agree in writing, in their sole and absolute discretion, to continue the business of the operating partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor general partner;

•	an election to dissolve the operating partnership made by the general partner in its sole and absolute discretion, with or without the consent of a majority in interest of the outside limited partners;

•	entry of a decree of judicial dissolution of the operating partnership pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act;

•	the occurrence of any sale or other disposition of all or substantially all of the assets of the operating partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the operating partnership;

•	the redemption (or acquisition by the general partner) of all operating partnership units that the general partner has authorized other than those held by our company; or

•	the incapacity or withdrawal of the general partner, unless all of the remaining partners in their sole and absolute discretion agree in writing to continue the business of the operating partnership and to the appointment, effective as of a date prior to the date of such incapacity, of a substitute general partner.

Amendments to the Operating Partnership Agreement

Amendments to the operating partnership agreement may only be proposed by the general partner. Generally, the operating partnership agreement may be amended with the general partner’s approval and the approval of the limited partners holding a majority of all outstanding limited partner units (excluding limited partner units held by us or our subsidiaries). Certain amendments that would, among other things, have the following effects, must be approved by each partner adversely affected thereby:

•	convert a limited partner’s interest into a general partner’s interest (except as a result of the general partner acquiring such interest);

•	modify the limited liability of a limited partner;

•	alter the rights of any partner to receive the distributions to which such partner is entitled (subject to certain exceptions);

•	alter or modify the redemption rights provided by the operating partnership agreement; or

•	alter or modify the provisions governing transfer of the general partner’s partnership interest.

Notwithstanding the foregoing, we will have the power, without the consent of the limited partners, to amend the operating partnership agreement as may be required to:

•	add to our obligations or surrender any right or power granted to us or any of our affiliates for the benefit of the limited partners;

•	reflect the admission, substitution, or withdrawal of partners or the termination of the operating partnership in accordance with the operating partnership agreement and to cause the operating partnership or the operating partnership’s transfer agent to amend its books and records to reflect the operating partnership unit and LTIP unit holders in connection with such admission, substitution or withdrawal;

•	reflect a change that is of an inconsequential nature or does not adversely affect the limited partners as such in any material respect, or to cure any ambiguity, correct or supplement any provision in the operating partnership agreement not inconsistent with the law or with other provisions, or make other changes with respect to matters arising under the operating partnership agreement that will not be inconsistent with the law or with the provisions of the operating partnership agreement;

•	satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a U.S. federal or state agency or contained in U.S. federal or state law;

•	set forth or amend the designations, preferences, conversion or other rights, voting powers, duties restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders of any additional partnership units issued or established pursuant to the operating partnership agreement;

•	reflect such changes as are reasonably necessary for us to maintain or restore our qualification as a REIT, to satisfy the REIT requirements or to reflect the transfer of all or any part of a partnership interest among our company and any qualified REIT subsidiary or entity that is disregarded as an entity separate from the general partner for U.S. federal income tax purposes;

•	modify either or both the manner in which items of net income or net loss are allocated or the manner in which capital accounts are computed (but only to the extent set forth in the operating partnership agreement, or to the extent required by the Code or applicable income tax regulations under the Code);

•	to facilitate the trading of the Series ES operating partnership units, Series 60 operating partnership units or Series 250 operating partnership units (including any division of such classes or other actions to facilitate the uniformity of tax consequences within each such operating partnership units listed on a national securities exchange);

•	comply with any rules, regulation, guideline or requirement of any national securities exchange on which the Series ES operating partnership units, Series 60 operating partnership units or Series 250 operating partnership units are or will be listed;

•	issue additional partnership interests;

•	reflect the admission, substitution, termination or withdrawal of the general partner and limited partners or an increase or decrease in either the general partner’s or limited partner’s DRO Amount (as defined in the operating partnership agreement) in accordance with the operating partnership agreement;

•	impose restrictions on the transfer of operating partnership units if the general partner in the operating partnership receives an opinion of counsel reasonably to the effect that such restrictions are necessary in order to comply with any federal or state securities laws or regulations applicable to the operating partnership or the operating partnership units; and

•	reflect any other modification to the operating partnership agreement as is reasonably necessary for the business or operations of the operating partnership or the general partner in the operating partnership and which does not otherwise require the consent of each partner adversely affected.

Holders of the Preferred Units have voting rights in connection with amendments to the operating partnership’s operating partnership agreement or the terms of the Preferred Units that materially and adversely affect the rights of the Preferred Units. Other than in these limited circumstances, holders of the Preferred Units will have no voting rights.

Certain provisions affecting our rights and duties as general partner, either directly or indirectly (e.g., restrictions relating to certain extraordinary transactions involving us or the operating partnership) may not be amended without the approval of a majority of the limited partnership units (excluding limited partnership units held by us).

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our Class A common stock. The following does not summarize any U.S. federal income tax consequences related specifically to the acquisition, holding or disposition of (i) any equity (including OP units) or debt securities of Empire State Realty OP, L.P., (ii) our preferred stock, (iii) our warrants, or (iv) our common stock other than Class A common stock. A discussion of certain U.S. federal income tax consequences related to the foregoing securities will be provided in the relevant prospectus supplement, to the extent applicable.

For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “the company,” “we,” “our” and “us” mean only Empire State Realty Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged to both review the following discussion and to consult your tax advisor to determine the effects of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS, (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. Except to the extent described below under “—Requirements for Qualification—General—Gross Income Tests,” no advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. While a private letter ruling from the IRS generally is binding on the IRS, we and our tax counsel cannot rely on the private letter ruling if the factual representations, assumptions, or undertakings made in our letter ruling request to the IRS are untrue or incomplete in any material respect. Furthermore, the IRS could revoke the ruling it issued to us in whole or in part if the applicable law or the IRS position on the matters addressed in our ruling changes.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that stockholders hold our Class A common stock as a capital asset, which generally means as property held for investment. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of the stockholder’s investment or tax circumstances, or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders, as defined below, whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies, or “RICs”;

•	REITs;

•	trusts and estates;

•	holders who receive our Class A common stock through the exercise of employee stock options or otherwise as compensation or in connection with the provision of services;

•	persons holding our Class A common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us;

•	and, except to the extent discussed below:

•	U.S. tax-exempt organizations; and

•	non-U.S. stockholders, as defined below.

For purposes of this summary, a U.S. stockholder is a beneficial owner of our Class A common stock who for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

A non-U.S. stockholder is a beneficial owner of our Class A common stock who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR CLASS A COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR CLASS A COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR CLASS A COMMON STOCK.

Taxation of the Company

We elected to be taxed as a REIT under the Code, commencing with our taxable year ended December 31, 2013. We believe we have been organized and have operated and we intend to continue to operate in a manner that will allow us to qualify for taxation as a REIT under the Code.

In connection with the filing of this registration statement, we will receive an opinion of our tax counsel, Goodwin Procter LLP, to the effect that (i) we have been organized in conformity with the requirements for qualification and taxation as a REIT and (ii) our prior, current, and proposed organization, ownership and method of operation as represented by management have allowed and will allow us to satisfy the requirements for qualification and taxation as a REIT commencing with our taxable year ended December 31, 2013. This opinion will be based on representations made by us as to certain factual matters relating to our organization, our prior and intended or expected ownership and method of operation and certain other matters affecting our ability to qualify as a REIT. Goodwin Procter LLP will not verify those representations, and their opinion will assume that such representations and covenants are accurate and complete, that we have operated and will operate in accordance with such representations. The opinion of Goodwin Procter LLP will also rely upon a private letter ruling that we received from the IRS addressing certain matters pertaining to our qualification as a REIT as described further below. In addition, this opinion will be based on the law existing and in effect as of its date. Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership and the various qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not reviewed and will not review our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to qualify as or remain qualified as a REIT, and no assurance can be given that we satisfied such tests for our taxable year ending December 31, 2013 or for any subsequent period, or will satisfy such tests in future taxable periods. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.

Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Goodwin Procter LLP. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and income tests during such year, some of which depend upon the fair market values of assets in which we directly or indirectly own an interest. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT for a particular year depend upon our ability to meet, on a continuing basis during such year, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT, or that we will be able to operate in accordance with the REIT requirements in the future. See “U.S. Federal Income Tax Considerations—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

Stockholders who are noncorporate U.S. stockholders are generally taxed on corporate dividends at the preferential rates applicable to long-term capital gains, thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, ordinary dividends received by noncorporate U.S. stockholders from us or from other entities that are taxed as REITs are taxed at rates applicable to ordinary income. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “U.S. Federal Income Tax Considerations —Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax as follows:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, as described below, such income will be subject to a 100% tax. See “U.S. Federal Income Tax Considerations—Requirements for Qualification—General—Prohibited Transactions,” and “U.S. Federal Income Tax Considerations—Requirements for Qualification—General—Foreclosure Property,” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest applicable corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute on an annual basis at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which U.S. federal income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

•	We may be subject to a 100% excise tax on some items of income and expense that are directly or constructively paid between us, our tenants and/or any TRSs if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a subchapter C corporation (generally a corporation that is not a REIT, a RIC or an S corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any of the assets during the applicable recognition period (generally, 5 years) following our acquisition of the assets from the subchapter C corporation. The results described in this paragraph assume that the subchapter C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when we acquire the assets. See “U.S. Federal Income Tax Considerations—Requirements for Qualification—General—Tax on Built-In Gains” below.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include the stockholder’s proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in the stockholder’s income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the stockholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our Class A common stock.

•	We will have subsidiaries or own interests in other lower-tier entities that are taxable C corporations, including Observatory TRS, Holding TRS, and any other TRSs, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, transfer, franchise, property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that has no earnings and profits from any non-REIT taxable year as a successor to any subchapter C corporation at the close of any taxable year;

(9)	that uses the calendar year for U.S. federal income tax purposes; and

(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. We intend to monitor the beneficial owners of our stock to ensure that our stock is at all times beneficially owned by 100 or more persons, but no assurance can be given that we will be successful in this regard. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with the stockholder’s tax return disclosing the actual ownership of the shares and other information.

With respect to condition (8), we believe we did not initially have any earnings and profits from any non-REIT taxable year or as a successor to any subchapter C corporation. In connection with our formation transactions, we acquired Malkin Properties of Connecticut, Inc., a Connecticut corporation, which we refer to as “Malkin Properties CT,” and Malkin Construction Corp., a Connecticut corporation, which we refer to as “Malkin Construction,” through mergers pursuant to which we succeeded to the earnings and profits of the corporations. We believe that such corporations qualified as S corporations and had no C corporation earnings and profits before their mergers with and into us. Therefore, we believe our formation transactions did not cause us to have any non-REIT earnings and profits. If, however, either Malkin Properties CT or Malkin Construction did not, at any time, qualify as an S Corporation, or otherwise succeeded to the earnings and profits of a subchapter C Corporation, and assuming that either or both of the mergers qualified as a reorganization for U.S. federal income tax purposes, we generally would have succeeded to the subchapter C earnings and profits of Malkin Properties CT and/or Malkin Construction. In such case, it is possible we would fail to qualify as a REIT as of our taxable year ended December 31, 2013, and for the four subsequent taxable years. See “U.S. Federal Income Tax Considerations—Failure to Qualify” below.

With respect to condition (9), we adopted December 31 as our taxable year end and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding, for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including our interest in our operating partnership and its equity interests in any lower-tier partnerships), is treated as our assets and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

As discussed in greater detail in “—Tax Aspects of Investments in Partnerships” below, an investment in a partnership involves special tax considerations. For example, it is possible that the IRS could treat a subsidiary partnership as a corporation for U.S. federal income tax purposes. In this case, the subsidiary partnership would be subject to entity-level tax and the character of our assets and items of gross income would change, possibly causing us to fail the requirements to qualify as a REIT. See “U.S. Federal Income Tax Considerations—Tax Aspects of Investments in Partnerships—Entity Classification” and “U.S. Federal Income Tax Considerations—Failure to Qualify” below. In addition, special rules apply in the case of appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership. In general terms, these rules require that certain items of income, gain, loss and deduction associated with the contributed property be allocated to the contributing partner for U.S. federal income tax purposes. These rules could adversely affect us, for example, by requiring that a lower amount of depreciation deductions be allocated to us, which in turn would cause us to have a greater amount of taxable income without a corresponding increase in cash and result in a greater portion of our distributions being taxed as dividend income or cause us to fail to meet the distribution requirements applicable to REITs. See “U.S. Federal Income Tax Considerations—Tax Aspects of Investments in Partnerships—Tax Allocations with Respect to Partnership Properties” below.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, as described below under “U.S. Federal Income Tax Considerations—Requirements for Qualification—General—Effect of Subsidiary Entities—Taxable REIT Subsidiaries,” that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “U.S. Federal Income Tax Considerations—Requirements for Qualification—General—Asset Tests” and “U.S. Federal Income Tax Considerations—Requirements for Qualification—General—Gross Income Tests.”

Taxable REIT Subsidiaries. A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate U.S. federal, state, local and income and franchise taxes on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our stockholders. ESRT Observatory TRS, L.L.C., a New York limited liability company, or Observatory TRS, and ESRT Holdings TRS, L.L.C., a Delaware limited liability company, or Holding TRS, have each elected to be treated as a corporation for U.S. federal income tax purposes, and we have jointly elected with each of Observatory TRS and Holding TRS, respectively, for each to be treated as a TRS. This is intended to allow Observatory TRS and Holding TRS to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

For purposes of the gross income and asset tests applicable to REITs, a REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a REIT does not include the assets and income of such subsidiary corporations in determining the REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that a REIT, due to the requirements applicable to REITs, might otherwise not be able to undertake directly or through pass-through subsidiaries. If dividends are paid to us by one or more of our TRSs, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “U.S. Federal Income Tax Considerations —Taxation of Stockholders—Taxation of Taxable U.S. Stockholders” and “U.S. Federal Income Tax Considerations —Requirements for Qualification—General—Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. For example, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, which amounts exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Rents received by us that include amounts for services furnished by a TRS to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants leasing at least 25% of the net leasable space at a property that are not receiving services from the TRS are substantially comparable to the rents paid to us by tenants leasing comparable space at such property and that are receiving such services from the TRS (and the charge for the services is separately stated); or (4) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service. Holding TRS and/or its wholly owned subsidiaries provide certain services to our tenants. Although we believe we operate our TRSs in a manner that does not cause us to be subject to the excise tax discussed above, there is no assurance that we will be successful in this regard.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gain from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets (other than certain debt instruments of publicly offered REITs), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by “publicly offered REITs” that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. A “publicly-offered REIT” is a real estate investment trust which is required to file annual and periodic reports with the Securities and Exchange Commission under the Exchange Act. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Rents received by us will qualify as “rents from real property” in satisfying the 75% gross income test described above only if several conditions are met, including the following. The rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as rents from real property, we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income, or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties if the gross income from such services does not exceed 1% of the total gross income from the property for the relevant taxable year. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the rents from treatment as rents from real property. If, however, the gross income from such non-customary services exceeds this 1% threshold, none of the gross income derived from the relevant property is treated as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of our direct cost of providing the services. Moreover, we are permitted to provide services to tenants through a TRS without disqualifying the rental income received from tenants as rents from real property, provided certain requirements are satisfied. Also, rental income will qualify as rents from real property only to the extent it is not treated as “related party rent,” which generally includes rent from a tenant if we directly or indirectly (through application of certain constructive ownership rules) own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space.

Income from admissions to the Empire State Building observatory, and certain other income generated by the observatory, would not likely be qualifying income for purposes of the REIT gross income tests. We have jointly elected with Observatory TRS, the lessee and operator of the observatory, for Observatory TRS to be treated as a TRS of ours for U.S. federal income tax purposes. Observatory TRS leases the Empire State Building observatory from the operating partnership pursuant to a lease that provides for fixed base rental payments and variable rental payments equal to certain percentages of Observatory TRS’s gross receipts from the operation of the observatory. Given the unique nature of the real estate comprising the observatory, we do not believe that there is any space in the Empire State Building or in the same geographic area as the Empire State Building that would likely be considered sufficiently comparable to the observatory for the purpose of applying the exception to related party rent described above. We have received from the IRS a private letter ruling that the rent that our operating partnership receives from Observatory TRS pursuant to the lease of the Empire State Building observatory is qualifying income for purposes of the REIT gross income tests so long as such rent reflects the fair market rental value of the Empire State Building observatory as determined by an appraisal rendered by a qualified third party appraiser.

In addition, our operating partnership has acquired various license agreements (i) granting certain third party broadcasters the right to use space on the tower on the top of the Empire State Building for certain broadcasting and other communication purposes and (ii) granting certain third party vendors the right to operate concession stands in the observatory. We have received from the IRS a private letter ruling that the license fees that our operating partnership receives under these agreements will be treated as rental payments for the use of real property and therefore as qualifying income for purposes of the REIT gross income tests.

We are entitled to rely upon these rulings only to the extent that we did not misstate or omit a material fact in the ruling request and that we continue to operate in the future in accordance with the material facts described in such request, and no assurance can be given that we will always be able to do so. If we were not able to treat the rent that our operating partnership receives from Observatory TRS as qualifying income for purposes of the REIT gross income tests, we would be required to restructure the manner in which we operate the observatory, which would likely require us to cede operating control of the observatory by leasing the observatory to an affiliate or third party operator. If we were not able to treat the license fees that our operating partnership will receive from the license agreements described above as qualifying income for purposes of the REIT gross income tests, we would be required to enter into the license agreements described above through a TRS, which would cause the license fees to be subject to U.S. federal income tax and accordingly reduce the amount of our cash flow available to be distributed to our stockholders. In either case, if we are not able to appropriately restructure our operations in a timely manner, we would likely realize significant income that does not qualify for the REIT gross income tests, which could cause us to fail to qualify as a REIT.

Unless we determine that the resulting non-qualifying income under any of the following situations, taken together with all other non-qualifying income earned by us in the taxable year, will not jeopardize our qualification as a REIT, we do not intend to:

•	charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

•	rent any property to a related party tenant, including Observatory TRS, Holding TRS, or any other TRS, unless the rent from the lease to the TRS would qualify for the special exception from the related party tenant rule applicable to certain leases with a TRS;

•	derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is no more than 15% of the total rent received under the lease; or

•	directly perform services considered to be non-customary or rendered to the occupant of the property.

We may receive distributions from Observatory TRS, Holding TRS, and any other TRSs or other C corporations that are neither REITs nor qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test, as described above, to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In addition, for taxable years beginning after December 31, 2015, certain obligations secured by a mortgage on both real property and personal property will be treated as a qualifying real estate asset and give rise to qualifying income for purposes of the 75% gross income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property. Although not currently anticipated, we may, on a selective basis, opportunistically make real estate-related debt investments, provided that the underlying real estate meets our criteria for direct investment. Under certain IRS guidance, we would be required to treat a portion of the gross income derived from a mortgage loan that is acquired at a time when the fair market value of the real property securing the loan is less than the loan’s face amount and there are other assets securing the loan as non-qualifying income for the 75% gross income test even if our acquisition price for the loan (that is, the fair market value of the loan at the time that we acquired it) is less than the value of the real property securing the loan. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless also qualify for purposes of the 95% gross income test.

In addition, although not currently anticipated, our opportunistic real estate-related debt investments may include mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns retail real estate assets. The IRS issued Revenue Procedure 2003-65, or the Revenue Procedure, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property.

In addition, although not currently contemplated, our opportunistic real estate-related debt investments may include investments in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), a REIT holding preferred equity generally will be treated as owing an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income tests described herein. In addition, the treatment of interest-like preferred returns in a partnership or a disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as nonqualifying income. In addition to the risk of loss of REIT status due to nonqualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100% tax. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. If the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or a TRS.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which we clearly and timely identify as specified in the applicable Treasury Regulations, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly and timely identified as such, or (3) that hedges against hedging transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (1) or (2) and the hedge complies with certain identification requirements, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of the Company—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, certain kinds of mortgage-backed securities and mortgage loans, debt instruments issued by publicly offered REITs (however, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property) and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of Observatory TRS, Holding TRS, and any other TRSs held by us may not exceed 25% (for taxable years beginning before January 1, 2018) or 20% (for taxable years beginning on or after January 1, 2018) of the value of our total assets.

The 5% and 10% asset tests do not apply to securities of TRSs, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% asset test described above. In addition, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. For these purposes, (1) a REIT’s interest as a partner in a partnership is not considered a security; (2) any debt instrument issued by a partnership (other than straight debt or another security that is excluded from the 10% value test) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries,” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partnership).

As mentioned above, although not currently contemplated, we may, on a selective basis, opportunistically make real estate-related debt investments, provided the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Furthermore, under certain IRS guidance, we would not be required to treat any portion of a mortgage loan as non-qualifying for the 75% asset test if the fair market value of the loan on the relevant testing date does not exceed the fair market value of the real property securing the loan currently or as of the time we acquired it (whichever is greater). Furthermore, although modifications of a loan held by us generally may be treated as an acquisition of a new loan for U.S. federal income tax purposes, a modification would not be treated as an acquisition of a new loan for these purposes provided that the modification is occasioned by a default or a significant risk of default.

In addition, as mentioned above, although not currently contemplated, we may on a selective basis, opportunistically make real-estate related debt-like investments in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), a REIT holding preferred equity generally will be treated as owing an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT asset tests described herein. In many cases, the status of debt-like preferred equity as debt or equity for tax purposes is unclear. If the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or a TRS.

After initially meeting the asset tests at the close of a quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, the 10% vote test, or the 10% value test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally, within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred) to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as the failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposition of sufficient assets to meet the asset tests (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test.

We believe our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. Moreover, the values of some of our assets, including the securities of Observatory TRS, Holding TRS, and any other TRSs or other non-publicly traded investments, may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to pay dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(1)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains), and

•	90% of the net income from foreclosure property (after tax) as discussed above, minus

(2)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year, provided we pay such distribution with or before our first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute on an annual basis at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of such amount over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior periods) and (B) the amounts of income retained on which we have paid corporate income tax. We intend to distribute our net income to our stockholders in a manner that satisfies the REIT 90% distribution requirement and that protects us from being subject to U.S. federal income tax on our income and the 4% nondeductible excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from any partnership subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Tax on Built-In Gains

If we acquire appreciated assets from a subchapter C corporation in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation (a “carry-over basis transaction”), and if we subsequently dispose of any such assets during the 5 year period following the acquisition of the assets from the subchapter C corporation, we will be subject to tax at the highest corporate tax rates on any gain from such assets to the extent of the excess of the fair market value of the assets on the date that they were acquired by us over the basis of such assets on such date, which we refer to as built-in gains. However, the built-in gains tax will not apply if the subchapter C corporation elects to be subject to an immediate tax when the asset is acquired by us.

As discussed above under “—Requirements for Qualification—General,” we intended that the mergers of Malkin Properties CT and Malkin Construction with and into us would be carry-over basis transactions for U.S. federal income tax purposes. Assuming that both Malkin Properties CT and Malkin Construction had at all times qualified as S Corporations and had not otherwise acquired assets of a subchapter C Corporation in a carry-over basis transaction, we will not be treated as having acquired assets from a subchapter C Corporation in a carry-over basis transaction as a result of the mergers. If, however, either Malkin Properties CT or Malkin Construction did not, at any time, qualify as an S Corporation, or otherwise acquired assets of a subchapter C Corporation in a carry-over transaction, and assuming that either or both of the mergers qualified as a reorganization for U.S. federal income tax purposes, the assets that we acquired from such entities could be subject to the built-in gains tax.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument in the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers, or that certain safe-harbor provisions of the Code discussed below that prevent the application of the 100% prohibited transaction tax will apply. The 100% tax will not apply to gains from the sale of property by Observatory TRS, Holding TRS, or any other TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

The Code provides a safe harbor that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, among other things, (i) we generally must have held the property for at least two years for the production of rental income, (ii) we capitalized expenditures on the property in the two years preceding the sale that are less than 30% of the net selling price of the property, and (iii) we (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale or (b) either (I) the aggregate tax basis of property sold during the year of sale is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, or (II) the aggregate fair market value of property sold during the year of sale is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and (III) in the case of either (I) or (II), substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income. For these purposes, the sale of more than one property to one buyer as part of one transaction constitutes one sale. For tax years beginning after December 18, 2015, certain alternative tests for satisfying the rules contained in the safe harbor provisions are available.

One of the factors considered by the courts in determining whether a taxpayer held property primarily for sale to customers in the ordinary course of a trade or business is the frequency and continuity of sales. While the 100% tax will not apply to a safe-harbored sale, safe-harbored sales generally would be taken into account in assessing the frequency and continuity of our sales activity for purposes of analyzing sales outside of the safe harbor.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise fail the prohibited transaction safe harbor and constitute inventory or dealer property in the hands of the selling REIT.

To the extent that we acquire non-performing or distressed debt secured by retail real estate assets with a view to subsequently taking control of the collateral (i.e., loan-to-own investments), any property that we acquire through such a transaction will not qualify to be treated as foreclosure property because it will not satisfy condition (2) in the preceding paragraph. However, provided that the income generated by such property is qualifying income for purposes of the 75% gross income test, such income will not be subject to tax at the maximum corporate rate assuming that it is currently distributed to our stockholders. See “U.S. Federal Income Tax Considerations—Requirements for Qualification—General—Annual Distribution Requirements.”

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of noncorporate U.S. stockholders at the rate applicable to qualified dividend income, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether we will be entitled to statutory relief in all circumstances.

Tax Aspects of Investments in Partnerships

General

We will hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our interest in our operating partnership and equity interests in lower-tier partnerships. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnerships. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any of these entities were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income and such treatment could cause us to fail to qualify as a REIT.

Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not receive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that section. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” The Series ES, Series 60 and Series 250 operating partnership units of our operating partnership are traded on the NYSE Arca Exchange and therefore, our operating partnership is a publicly traded partnership. Accordingly, our operating partnership will be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code for each of its taxable years starting with the first taxable year during which it is treated as a publicly traded partnership. “Qualifying income” for purposes of the “qualifying income” exception is generally real property rents and other types of passive income. We believe, and both we and our operating partnership have represented to Goodwin Procter LLP in connection with its REIT qualification opinion, that our operating partnership has had and will have sufficient qualifying income so that it would be taxed as a partnership, even though it is a publicly traded partnership. The income requirements applicable to us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause our operating partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.

If at the end of any taxable year the operating partnership fails to meet the qualifying income exception, it may still qualify as a partnership if it is otherwise entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) the operating partnership agrees to make such adjustments (including adjustments with respect to its partners) or to pay such amounts as are required by the IRS. It is not possible to state whether the operating partnership would be entitled to this relief in any or all circumstances. It also is not clear under the Code whether this relief is available for the operating partnership’s first taxable year as a publicly traded partnership. If this relief provision is inapplicable to a particular set of circumstances, the operating partnership will not qualify as a partnership for U.S. federal income tax purposes. Moreover, if this relief provision applies and the operating partnership retains its partnership status, it or the holders of operating partnerships units (during the failure period) will be required to pay such amounts as are determined by the IRS.

Moreover, if the operating partnership fails to meet the qualifying income exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery as described above, and therefore was taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of our gross income would change and would preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) and the gross income tests as discussed in “U.S. Federal Income Tax Considerations—Requirements for Qualification—General—Asset Tests” and “U.S. Federal Income Tax Considerations—Requirements for Qualification—General—Gross Income Tests” above, and in turn would prevent us from qualifying as a REIT. See “U.S. Federal Income Tax Considerations—Failure to Qualify,” below, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

The operating partnership agreement generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code of the Treasury Regulations promulgated under this section of the Code.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value, or book value, of the contributed property and the adjusted tax basis of such property at the time of the contribution (a “book-tax difference”). Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.

In connection with our formation transactions, appreciated property was acquired by our operating partnership in exchange for interests in our operating partnership. The operating partnership agreement requires that allocations with respect to such acquired property be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of allocating book-tax differences. Under the tax protection agreement with the Malkin family, the operating partnership has agreed to use the “traditional method” for accounting for book-tax differences for the properties acquired by the operating partnership in the consolidation. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of the acquired properties in the hands of our operating partnership (1) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all of the acquired properties were to have a tax basis equal to their fair market value at the time of acquisition and (2) in the event of a sale of such properties, could cause us to be allocated gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss), with a corresponding benefit to the partners transferring such properties to our operating partnership for interests in our operating partnership. Therefore, the use of the traditional method could result in our having taxable income that is in excess of our economic or book income as well as our cash distributions from our operating partnership, which might adversely affect our ability to comply with the REIT distribution requirements or result in a greater portion of our distributions being treated as taxable dividend income.

Partnership Audit Rules

Congress recently revised the rules applicable to federal income tax audits of partnerships (such as the operating partnership) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. It is not clear how the new rules will apply, especially with respect to partners that are REITs (such as us) and tiered partnerships (such as a subsidiary partnership in which our operating partnership is a partner), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of the operating partnership or one of its subsidiary partnerships.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our Class A common stock should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions. Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our Class A common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any is outstanding, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to noncorporate U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has the stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains.

U.S. stockholders will increase their adjusted tax basis in our Class A common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains currently are taxable at a maximum preferential tax rate of 20% in the case of noncorporate U.S.

stockholders, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are generally subject to a 25% maximum U.S. federal income tax rate for noncorporate U.S. stockholders, to the extent of previously claimed depreciation deductions.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. As a general matter, any such gain will be long-term capital gain if the shares have been held for more than one year. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to noncorporate U.S. stockholders, we may elect to designate a limited portion of our distributions paid to such U.S. stockholders as “qualified dividend income,” such as distributions attributable to qualified dividend income we receive from subchapter C corporations (including our TRSs). A portion of a distribution that is properly designated as qualified dividend income is taxable to noncorporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the Class A common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such Class A common stock became ex-dividend with respect to the relevant distribution. The aggregate amount of dividends we may designate as qualified dividend income or as capital gain dividends with respect to any tax year beginning after December 31, 2015 cannot exceed the dividends actually paid by us during such tax year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “U.S. Federal Income Tax Considerations—Requirements for Qualification—General—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us.

Dispositions of Our Common Stock. In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our Class A common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the Class A common stock at the time of the disposition. A U.S. stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder over the taxes deemed paid (as discussed above), and reduced by returns of capital. In general, capital gains recognized by individuals and other noncorporate U.S. stockholders upon the sale or disposition of shares of our Class A common stock will be subject to a maximum U.S. federal income tax rate of 20% if our Class A common stock is held for more than one year, and will be taxed at ordinary income rates of up to 39.6% if our Class A common stock is held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at the regular corporate rates regardless of whether our Class A common stock is held for more than one year. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate holders) to a portion of capital gain realized by a noncorporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Capital losses recognized by a U.S. stockholder upon the disposition of our Class A common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of noncorporate taxpayers, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our Class A common stock by a U.S. stockholder who has held the shares for six months or less will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our Class A common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. Although these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our Class A common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our Class A common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our Class A common stock. Distributions made by us, to the extent they do not constitute a return of capital or a capital gain dividend, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Expansion of Medicare Surtax

In certain circumstances, certain U.S. stockholders that are individuals, estates, and trusts pay a 3.8% surtax on “net investment income,” which may include, among other things, dividends on and gains from the sale or other disposition of shares of our Class A common stock. Prospective U.S. stockholders should consult their tax advisors regarding the Medicare surtax on net investment income.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or “UBTI.” Although many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our Class A common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or ownership of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our Class A common stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale of our Class A common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c) (9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by their investment in our Class A common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common stock applicable to non-U.S. stockholders. The discussion is based on current law and is for general information only. It addresses only selective aspects of U.S. federal income taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our Class A common stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (as described below), the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (unless reduced or eliminated by an applicable income tax treaty) in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions. Unless (1) our Class A common stock constitutes a U.S. real property interest, or “USRPI,” or (2) either (A) the non-U.S. stockholder’s investment in our Class A common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (B) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not treated as dividends for U.S. federal income tax purposes (i.e., not treaded as being paid out of our current and accumulated earnings and profits) will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will constitute a dividend for U.S. federal income tax purposes, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits and, therefore, did not constitute a dividend for U.S. federal income tax purposes in whole or in part. In addition, if our company’s Class A common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our Class A common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding tax (at a rate of 15%, or 10% for distributions made on or before February 16, 2016) of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. As discussed below, we expect that our Class A common stock will not be treated as a USRPI in the hands of a non-U.S. stockholder who held 10% or less of our Class A common stock during the shorter of the five year period ending on the date of the distribution or the person’s holding period for their Class A common stock.

Because it will not generally be possible for us to determine the extent to which a distribution will be from our current or accumulated earnings and profits at the time the distribution is made, we intend to withhold and remit to the IRS 30% of distributions to non-U.S. stockholders (other than distributions that are deemed to be attributable to USRPI capital gains, as described in greater detail below) unless (i) a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate with us; or

(ii) the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business. However, if we determine that any of our stock held by a non-U.S. stockholder is likely to be treated as a USRPI, we intend to withhold and remit to the IRS at least 15% of distributions on such stock even if a lower rate would apply under the preceding discussion.

Capital Gain Dividends. Under FIRPTA, except as discussed below with respect to 10% or less holders of regularly traded classes of stock, “qualified stockholders,” and “qualified foreign pension funds,” a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or “USRPI capital gains,” will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of any distribution to the extent it is attributable to USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. However, this 35% withholding tax will not apply to any distribution with respect to any class of our stock which is “regularly traded” on an established securities market located in the United States (as defined by applicable Treasury Regulations) if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such distribution. Instead, any such distribution will be treated as a distribution subject to the rules discussed above under “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders—Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution.

A distribution is not attributable to USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not attributable to USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our Class A common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year). We intend to withhold and remit to the IRS 35% of a distribution to a non-U.S. stockholder only to the extent that such distribution is attributable to USRPI capital gains. The amount withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability or refundable when the non-U.S. stockholder properly and timely files a tax return with the IRS.

Dispositions of Our Class A Common Stock. Unless our Class A common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our business assets and real property interests throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We expect that more than 50% of our business assets and real property interests will consist of interests in real property located in the United States.

Still, our Class A common stock nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of its shares of Class A common stock or the period of the REIT’s existence), less than 50% in value of its outstanding stock is held directly or indirectly by non-U.S. stockholders. In determining whether a REIT is a domestically controlled qualified investment entity for these purposes, a REIT may presume holders of less than 5% of a class of stock regularly traded on an established securities market in the United States are U.S. persons throughout the testing period, except to the extent the REIT has actual knowledge to the contrary. In addition, any stock in the REIT held by another REIT that is publicly traded will be treated as held by a non-U.S. stockholder unless the other REIT is a domestically controlled qualified investment entity, in which case the stock will be treated as held by a U.S. person. Finally, any stock in a REIT held by another REIT that is not publicly traded will only be treated as held by a U.S. person to the extent that U.S. persons hold (or are treated as holding under new rules) the other REIT’s stock. We expect to be a domestically controlled qualified investment entity and, therefore, the sale of our Class A common stock should not be subject to taxation under FIRPTA. Because our stock will be publicly traded, however, no assurance can be given that we will be, or that if we are, that we will remain, a domestically controlled qualified investment entity.

FIRPTA will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate. Dividends received by qualified foreign pension funds will be taxed as described above under “—Taxation of Stockholders—Taxation of Foreign Stockholders—Dividends” as if such distribution is not attributable to the sale of a USRPI. Gain treated as gain from the sale or exchange of our stock (including capital gain dividends and dividends treated as gain from the sale or exchange of our stock under the rules described above at” —Taxation of Stockholders—Taxation of Foreign Stockholders—Dividends”) will not be subject to tax unless such gain is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, in which case the non-U.S. stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders. A Non-U.S. stockholder that is a qualified foreign pension fund can also avoid the FIRPTA withholding taxes described above to the extent it provides the REIT with a certification as to its status.

To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified stockholder,” it will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such stockholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified stockholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or NASDAQ, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified stockholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified stockholder’s stock (determined by applying the ratio of the value of the interests held by applicable investors in the qualified stockholder to the value of all interests in the qualified stockholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified stockholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of dividends treated as a sale or exchange of stock with respect to a qualified stockholder. For these purposes, an “applicable investor” is a person who holds an interest in the qualified stockholder and holds more than 10% of our stock applying certain constructive ownership rules. Furthermore, while the substantive FIRPTA rules will not apply to qualified stockholders, absent guidance from the IRS the withholding taxes described above may still apply. We reserve the right to withhold such amounts until guidance is issued clarifying that withholding is not required.

Specific “wash sale” rules applicable to sales of shares in a REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our Class A common stock. These rules would generally apply if (1) a non-U.S. stockholder disposes of our Class A common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, and (2) such non-U.S. stockholder is treated as acquiring, or as entering into a contract or option to acquire, other shares of our Class A common stock during the 61-day period that begins 30 days prior to such ex-dividend date. However, if shares of our Class A common stock are “regularly traded” on an established securities market in the United States, these rules will only apply if such non-U.S. stockholder has owned more than 5% of our Class A common stock at any time during the one-year period ending on the date of such distribution.

In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. stockholder’s sale of our Class A common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) our Class A common stock is “regularly traded on an established securities market located in the United States” (as defined by applicable Treasury Regulations), and (2) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding Class A common stock at all times during the five-year period ending on the date of sale.

If gain on the sale of our Class A common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, including applicable alternative minimum tax (and a special alternative minimum tax in the case of non-resident alien individuals), and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our Class A common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our Class A common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a shareholder that is a foreign corporation also may be subject to a 30% branch profits tax (subject to treaty exceptions), or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of distributions to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty or other agreement. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our Class A common stock within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our Class A common stock conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Foreign Accounts

Federal legislation commonly referred to as “FATCA” may, pursuant to certain Treasury Regulations and other guidance, impose a 30% withholding tax on U.S. source payments made to “foreign financial institutions” and certain other non-U.S. entities. FACTA will also impose a 30% withholding tax on disposition proceeds of property that can produce U.S. source interest or dividends (including our Class A common stock) realized after December 31, 2018. Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own shares of our Class A common stock through foreign accounts or foreign intermediaries and to certain non-U.S. stockholders. Prospective stockholders should consult their tax advisors regarding this legislation.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local and foreign taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We will likely own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisor regarding the application and effect of state, local and foreign income and other tax laws on an investment in our Class A common stock.

Proposed Legislation or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our Class A common stock.

SELLING SECURITY HOLDERS

Information about selling security holders of Empire State Realty Trust, Inc., where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

Empire State Realty Trust, Inc. common stock or preferred stock may be issued upon conversion of debt securities or preferred stock of Empire State Realty Trust, Inc. or in exchange for debt securities of Empire State Realty OP, L.P. Securities may also be issued upon exercise of warrants of Empire State Realty Trust, Inc. Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of Empire State Realty Trust, Inc., which are listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, Empire State Realty Trust, Inc., Empire State Realty OP, L.P. or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•	block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We can not assure you that the selling security holders will sell all or any portion of the securities offered hereby.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•	any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Goodwin Procter LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules of Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. included in our Annual Reports on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting of Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules of Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. and our management’s assessment of the effectiveness of internal control over financial reporting of Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. as of December 31, 2016 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

142,924,814 Shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

August 3, 2017